LOAN AGREEMENT
Dated as of June 30, 1997
Between
THIRD HORIZON GROUP LIMITED PARTNERSHIP
and HGL OUTLET ASSOCIATES,
as Borrower
AND
LEHMAN BROTHERS REALTY CORPORATION,
as Lender



TABLE OF CONTENTS

Page
I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1  Definitions
Section 1.2  Principles of Construction
II.  GENERAL TERMS
Section 2.1  Loan Commitment; Disbursement to Borrower
2.1.1  The Loan
2.1.2  Disbursement to Borrower
2.1.3  The Note
2.1.4  Advances
Section 2.2  Use of Proceeds
Section 2.3  Loan Repayment and Prepayment
2.3.1  Repayment
2.3.2  Mandatory Prepayments
2.3.3  Voluntary Prepayment of the Loan
Section 2.4  Release of Properties
2.4.1  Release of All the Properties
2.4.2  Release of Individual Properties
2.4.3  Release on Payment in Full
Section 2.5  Interest
2.5.1  Generally
2.5.2  Determination of Interest Rate
2.5.3  Default Rate; Post-Maturity Interest
Section 2.6  Payments and Computations
2.6.1  Making of Payments
2.6.2  Computations
2.6.3  Late Payment Charge
Section 2.7  Substitution and Addition of Properties
III.  CONDITIONS PRECEDENT
Section 3.1  Conditions Precedent to Closing
Section 3.2  Conditions Precedent to Subsequent Advances
Section 3.3  Conditions Precedent to Future Funding of Initial Loan
Section 3.4  Conditions Precedent to Advances
IV.  REPRESENTATIONS AND WARRANTIES
Section 4.1  Borrower Representations
Section 4.2  Survival of Representations, Future Representations
V.  AFFIRMATIVE COVENANTS
Section 5.1  Borrower and Guarantor Covenants
Section 5.2  Borrower's Financial Covenants
VI.  NEGATIVE COVENANTS
Section 6.1  Borrower's and Guarantor's Negative Covenants
VII.  CASUALTY; CONDEMNATION; ESCROWS
Section 7.1  Insurance; Casualty and Condemnation
7.1.1  Insurance
7.1.2  Condemnation
7.1.3  Restoration
Section 7.2  Required Repairs; Required Repair Funds
7.2.1  Required Repairs; Deposits
7.2.2  Failure to Perform Required Repairs
Section 7.3  Tax and Insurance Escrow Fund
7.3.1  Tax and Insurance Escrow Fund
7.3.2  Grant of Security Interest
7.3.3  Application of Tax and Insurance Escrow Fund
Section 7.4  Capital Expenditures and Capital Expenditures Reserve
7.4.1  Capital Expenditures Reserve Fund
7.4.2  Grant of Security Interest
7.4.3  Disbursements from Capital Expenditures Reserve Account
7.4.4  Balance in the Capital Expenditures Reserve Account
Section 7.5  Ground Lease Escrow Fund
Section 7.6  Intentionally Deleted
VIII.  DEFAULTS
Section 8.1  Event of Default
Section 8.2  Remedies
Section 8.3  Remedies Cumulative
IX.  SPECIAL PROVISIONS
Section 9.1  Sale of Notes and Securitization
Section 9.2  Securitization Indemnification
Section 9.3  Rating Surveillance
Section 9.4  Intentionally Deleted
Section 9.5  Michigan City
Section 9.6  Servicer
Section 9.7  Gilroy V
Section 9.8  Guarantor
X.  MISCELLANEOUS
Section 10.1  Survival
Section 10.2  Lender's Discretion
Section 10.3  Governing Law
Section 10.4  Modification, Waiver in Writing
Section 10.5  Delay Not a Waiver
Section 10.6  Notices
Section 10.7  Trial by Jury
Section 10.8  Headings
Section 10.9  Severability
Section 10.10  Waiver of Notice
Section 10.11  Remedies of Borrower
Section 10.12  Expenses; Indemnity
Section 10.13  Exhibits and Schedules Incorporated
Section   10.14    No   Joint   Venture  or  Partnership;  No  Third  Party
Beneficiaries
Section 10.15  Publicity
Section   10.16    Cross-Default;   Cross-Collateralization;    Waiver   of
Marshalling of Assets
Section 10.17  Waiver of Counterclaim
Section 10.18  Conflict; Construction of Documents; Reliance
Section 10.19  Brokers and Financial Advisors
Section 10.20  Prior Agreements
Section 10.21  Counterparts
Section 10.22  Extensions
Section 10.23  Guarantor Waivers
Section 10.24  Assignment of Loan

SCHEDULES
Schedule I      -       List  of Properties and Allocated Loan Amounts  and
Square Footage
Schedule II     -       Required Repairs
Schedule III    -       Notice of Borrowing
Schedule IV     -       Litigation
Schedule V      -       Ground Leases
Schedule VI     -       Form of Estoppel Certificate
Schedule VII    -       Form   of    Subordination,    Nondisturbance   and
Attornment
     Agreement
Schedule VIII   -       Agreed Upon Procedures Letter
Schedule IX     -       Debt  Service  Coverage  Ratio and Minimum Coverage
Format
             and Distribution Format for Covenant Compliance Certificates
Schedule X      -       Tenant  Improvements  and  Leasing  Commissions  at
Norton Shores
Schedule XI     -       Compliance Issues
Schedule XII    -       Unsecured Indebtedness To Tenants
Schedule XIII   -       Unsecured Capital Indebtedness
Schedule XIV    -       Leasing or Equipment Financing Agreements
Schedule XV     -       Michigan City and Lee Tenant Improvement and
        Leasing Commission Description
Schedule XVI    -       Physical Conditions and Environmental Reports
Schedule XVII   -       Insolvency Opinion
Schedule XVIII  -       Michigan City Action Plan
Schedule XIX    -       Carveout Properties


LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of June 30, 1997 (this "Agreement"), between HGL OUTLET ASSOCIATES, a Delaware general partnership having its principal place of business at 5000 Hakes Drive, Norton Shores, Michigan 49441 ("Gilroy V Borrower"), and THIRD HORIZON GROUP LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal place of business at 5000 Hakes Drive, Norton Shores, Michigan 49441 ("Horizon Borrower"; Gilroy V Borrower and Horizon Borrower sometimes hereinafter jointly and severally referred to as "Borrower") and LEHMAN BROTHERS REALTY CORPORATION, a Delaware corporation, having an address at Three World Financial Center, New York, New York 10281 ("Lender"). Guarantor (hereinafter defined) is executing this document for the purposes herein set forth as it relates to Guarantor and shall be considered a party hereto.
All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.
W I T N E S S E T H :
WHEREAS, Borrower desires to obtain from Lender, and Lender is willing to make to Borrower, a loan in the principal amount of up to THREE HUNDRED ONE MILLION AND NO/100 DOLLARS ($301,000,000) (the "Loan") pursuant to the terms and provisions set forth in this Agreement and the other Loan Documents; and
WHEREAS, a portion of the Loan in an amount of up to $294,200,000 will be advanced to Horizon Borrower and a portion of the Loan in the amount of $6,800,000 will be advanced to Gilroy V Borrower;
NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1     Definitions.
For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
"Additional  Property"  shall  have  the meaning set forth in  Section  2.7 hereof.
"Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.
"Allocated Loan Amount" shall initially mean with respect to each Individual Property the amount shown opposite the name of the Individual Property on Schedule I attached hereto provided, however, that (a) the Allocated Loan Amount with respect to Gilroy I and II shall be treated as zero until an advance of the Loan is made with respect thereto pursuant to
Section 2.1.4(b)(i) hereof and, if such advance is made with respect to Gilroy I and II which is less than $38,500,000, the amount of such advance shall be deemed the Allocated Loan Amount with respect to Gilroy I and II,
(b) the Allocated Loan Amount with respect to Gilroy III and IV includes an amount equal to $600,000 which is a portion of the up to $1,000,000 which may be advanced pursuant to Section 2.1.4(b)(ii) hereof and, if an amount more or less than $600,000 is advanced pursuant to Section 2.1.4(b)(ii) hereof, the Allocated Loan Amount for Gilroy III and IV will be adjusted accordingly and (c) the Allocated Loan Amount with respect to Lakeshore Marketplace at Holland Individual Property shall be treated as zero until an advance of the Loan with respect thereto is made on the Closing Date or pursuant to Section 2.1.4(b)(iii) hereof. If an Additional Property or a Substitute Property is added pursuant to Section 2.7 hereof, the term Allocated Loan Amount as to each Individual Property with respect to that portion of the Loan then outstanding shall be as determined by Lender in its sole and absolute discretion. If an advance of the Second Loan is made hereunder, the amount of such advance shall be allocated among the
Individual Properties as determined by Lender in its sole and absolute discretion and the Allocated Loan Amounts shall be revised accordingly. "ALTA" shall mean American Land Title Association, or any successor thereto.
"Annual Budget" shall mean the operating budget, including all planned capital expenditures, for all the Properties prepared and adopted by Borrower for the applicable Fiscal Year or other period.
"Applicable  Interest  Rate"  shall  have  the meaning specified in Section
2.5.2(a).
"Assignment of Leases" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and, additionally, as to Gilroy V (the Individual Property shown in Schedule I as item number 3), that certain second priority Assignment of Leases and Rents, dated as of the date hereof, which secures the Gilroy V Guarantee from Gilroy V Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Gilroy V Borrower's interest in and to the Leases and Rents of Gilroy V as security for the Gilroy V Guarantee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. Any assignment of leases and rents delivered pursuant to Section 2.7 hereof shall be included within this definition. "Assignment of Management Agreement" shall mean any Assignment of Management Agreement hereafter executed by Borrower in favor of Lender with respect to the Loan as required hereby.
"Assignments of Leases" shall mean, collectively all of the Assignment of Leases encumbering the Properties.
"Award" shall have the meaning set forth in Section 7.1.2.
"Basic Carrying Costs" shall mean, with respect to an Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) real property taxes with respect to such Individual Property, (ii) insurance premiums with respect to such Individual Property and (iii) rental payments due under each Ground Lease.
"Borrower" shall mean collectively Gilroy V Borrower and Horizon Borrower, together with their successors and assigns.
"Breakage Costs" shall have the meaning set forth in Section 2.5.2(h). "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which Lender or national banks in New York are not open for business.
"Capital Expenditures" for any period shall mean the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).
"Capital Expenditures Reserve Account" shall have the meaning set forth  in
Section 7.4.1.
"Capital  Expenditures  Reserve  Fund"  shall have the meaning set forth in
Section 7.4.1.
"Capital Expenditures Reserve Monthly Deposit" shall have the meaning set forth in Section 7.4.1.
"Carveout Properties" shall have the meaning set forth in Section 4.1 (ii). "Casualty/Condemnation Involuntary Prepayment" shall have the meaning set forth in Section 2.3.2.
"Casualty   Consultant"  shall  have  the  meaning  set  forth  in  Section
7.1.3(b)(iii).
"Casualty  Retainage"   shall   have  the  meaning  set  forth  in  Section
7.1.3(b)(iv).
"Closing Date" shall mean the date of the funding of the initial advance of a portion of the proceeds of the Loan.
"Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
"Condemnation Proceeds"  shall  have  the  meaning  set  forth  in  Section
7.1.3(b).
"CPI" shall mean the Consumer Price Index as published by the Bureau of Labor Statistics of the U.S. Department of Labor, All Items for Urban Wage Earners and Clerical Workers or any appropriate successor or substitute index.
"Debt" shall mean the outstanding principal amount set forth in, and evidenced by, the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.
"Debt Service" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.
"Debt Service Coverage Ratio" shall mean, on any calculation date, a ratio in which the numerator is the Net Operating Income for the twelve month period ending on the last day of the calendar month immediately preceding such calculation date as set forth in the statements required hereunder less the sum of (i) assumed management fees equal to 4% of Gross Income from Operations for such period (or with respect to any Individual Property having a manager, the actual management fees relating thereto, if greater),
(ii) capital expenditure reserves and reserves for tenant improvement costs and leasing commissions in an amount equal to $.80 per square foot per annum for the square footage of the Improvements, or actual amounts incurred for capital expenditures, tenant improvement costs and leasing commissions incurred in such period, whichever is greater, provided, however, that the following items shall not be included in such actual amounts: (x) initial base building construction costs for initial construction or expansion of Improvements, (y) the costs of first generation (that is, with respect to the first tenants to occupy a space) tenant improvements and leasing commissions incurred prior to December 31, 1997 at Berkshire Outlet Center at Lee and Lighthouse Place at Michigan City and (z) tenant improvements and leasing commissions incurred prior to December 31, 1997 with respect to the next leasing of certain square feet at Lakeshore Marketplace at Norton Shores, as shown in Schedule X hereof, but not greater than the amounts shown on Schedule X, (iii) the cost of any interest rate caps that are in place with respect to the Loan amortized over the life of the cap in a manner reasonably acceptable to Lender, and
(iv) the amount of ground rent under any Ground Lease (to the extent not otherwise accounted for in calculating Net Operating Income) and the denominator is the aggregate amount of principal and interest that would have been due and payable on the Note during such period based upon the principal balance of the Note outstanding on the calculation date and at an assumed constant rate of ten percent (10%) per annum or at the Applicable Interest Rate in effect on the calculation date (after taking into account any interest rate cap contracts with respect to the Loan which are in place for such period), whichever is higher for such period, or such other debt service calculation expressly set forth in this Agreement. The formatting of the calculation of Debt Service Coverage Ratio shall be as set forth in
Schedule IX hereof. For the purposes of this definition, capital expenditures, tenant improvement costs and leasing commissions shall be deemed incurred when first booked to Borrower's accounts as required by GAAP.
"Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
"Default Rate" shall have the meaning set forth in the Note.
"Disclosure Document" shall have the meaning set forth in Section 9.2(a). "Environmental Indemnity" shall mean those certain Environmental Indemnity Agreements, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender. Any environmental indemnity delivered pursuant to Section 2.7 hereof shall be included within this definition.
"ERISA" shall have the meaning set forth in Section 6.1(k).
"Eurodollar Loan" shall mean each portion of the outstanding principal amount of the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.
"Event of Default" shall have the meaning set forth in Section 8.1(a). "Exchange Act" shall have the meaning set forth in Section 9.2(a). "Financial Covenants" shall have the meaning set forth in Section 3.2(e)(1) hereof.
"First Note" shall mean, collectively, that certain note made by Horizon Borrower to Lender in the original principal amount of $244,200,000 and that certain note made by Gilroy V Borrower to Lender in the original principal amount of $6,800,000, each dated the date hereof and together totaling $251,000,000, as the same may be amended, restated, replaced, supplemented or otherwise modified form time to time.
"Fiscal Year" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan. "Foreign Taxes" shall have the meaning set forth in Section 2.5.2(e). "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report. "Gilroy V Guarantee" shall mean that certain guarantee given by Gilroy V Borrower to Lender secured by that certain second priority mortgage given by Gilroy V Borrower to Lender encumbering Gilroy V.
"Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.
"Gross Income from Operations" shall mean all income, calculated on an accrual basis by Borrower in accordance with GAAP (but after adjustments, if any, necessary to reverse GAAP straightline rental income adjustments) based upon operating statements and other information delivered to Lender by Borrower, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, all rent (including expense reimbursement), utility charges, escalations, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption insurance proceeds but excluding any income relating to a receivable which is more than 60 days past due, any forfeited security deposits, rent , sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.
"Ground  Lease"  shall  mean collectively the ground leases  identified  in
Schedule V hereof as the same are modified from time to time with the consent of Lender and any ground lease with respect to a Substitute Property or an Additional Property pursuant to Section 2.7 hereof.
"Ground Lease Escrow Fund" shall have the meaning set  forth in Section 7.5 hereof.
"Group" shall have the meaning set forth in Section 5.2 hereof.
"Guarantor" shall mean collectively Horizon/Glen and Horizon Group. "Horizon/Glen" shall mean Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership.
"Horizon Group" shall mean Horizon Group, Inc., a Michigan corporation and the general partner of Horizon/Glen.
"Improvements" shall have the meaning set forth in the related Mortgage with respect to each Individual Property.
"Income Taxes" shall mean, for any period, the federal, state and local income taxes payable by the partners of the Borrower with respect to the Borrower's taxable income for such period.
"Independent  Director"  shall  have  the  meaning  set  forth  in  Section
4.1(ee)(xvii).
"Individual Property" shall mean Borrower's fee and/or leasehold interest in each parcel of real property and the improvements thereon owned by Borrower encumbered by a Mortgage, together with all rights pertaining to such property and improvements, as more particularly described in the
Granting  Clauses  of  such  Mortgages  and  referred  to  therein  as  the
"Property". The name of each Individual Property for purposes of this Agreement is set forth in Schedule I and shall be treated as a defined term herein. Upon the substitution of a Substitute Property, the term "Individual Property" shall include the Substitute Property and shall exclude any Individual Property released in exchange therefor. Upon the addition of an Additional Property, the Additional Property shall be treated as an Individual Property. The square footage shown on Schedule I shall be deemed the square footage or gross leaseable square footage, as the case may be, as used herein with respect to the Improvements located on each of the Individual Properties.
"Initial  Advance"   shall  mean  Lender's initial advance or  advances  of
proceeds of the Loan in the aggregate amount, subject to Section 2.1.4(b)(iii) hereof, of Two Hundred Eleven Million Five Hundred Thousand and No/100 Dollars ($211,500,000) which will be evidenced by the First Note and shall not include any additional advances of the Loan even if funded on the Closing Date.
"Initial Loan" shall mean the first $251,000,000 of the Loan which is funded and evidenced by the First Note. Advances made on the Closing Date and advances made pursuant to Section 2.1.4(b) hereof shall be part of the Initial Loan.
"Insolvency  Opinion"  shall  have  the  meaning   set   forth  in  Section
4.1(ee)(xix).
"Insurance  Premiums" shall have the meaning set forth in Section  7.1.1(b)
hereof.
"Insurance Proceeds" shall have the meaning set forth in Section 7.1.3(b). "Interest Period" shall mean with respect to any Eurodollar Loan and subject to availability, the period during which interest at LIBOR, determined as provided in this Agreement, shall be applicable to the Loan; provided, however, that (i) the initial Interest Period with respect to that portion of the Loan funded on the Closing Date shall be the period commencing on the Closing Date through and including July 31, 1997; (ii) after such initial Interest Period, each Interest Period with respect to that portion of the Loan funded on the Closing Date shall be one (1) month commencing on the first Working Day of each calendar month and ending on the day prior to the first Working Day of the next calendar month; (iii) the initial Interest Period for any subsequent advance of the Initial Loan and each advance of the Second Loan shall be the period from and including the date of such advance through and including the day prior to the commencement of the next succeeding Interest Period relating to that portion of the Initial Loan funded on the Closing Date; (iv) after such initial Interest Period for any subsequent advance of the Initial Loan and each advance of the Second Loan, each Interest Period shall correspond to the Interest Periods with respect to that portion of the Loan funded on the Closing Date; (v) in no event shall any such period extend beyond the Maturity Date and the final Interest Period whenever commenced shall be deemed to end on the Maturity Date; and (vi) for purposes of determining the availability of an Interest Period in respect of a Eurodollar Loan, such Interest Period shall be deemed available if Lender is offered a rate as provided in the definition of LIBOR set forth herein.
"Lease" shall mean any lease, or, to the extent of the interest therein of Borrower, any sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
"Lease Guaranty" shall have the meaning set forth in Section 5.1(r).
"Legal Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof. "Lehman" shall have the meaning set forth in Section 9.2(b).
"Lehman Group" shall have the meaning set forth in Section 9.2(b).
"Lender" shall mean Lehman Brothers Realty Corporation, together with its successors and assigns.
"Liabilities" shall have the meaning set forth in Section 9.2(b).
"LIBOR" shall mean, with respect to each Interest Period, the rate per annum equal to the quotient of (a) the rate reported on the date two (2) Working Days prior to the beginning of such Interest Period as of 11:00 a.m., London, England time, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for U.S. Dollar deposits having a term equal to the Interest Period term of one month (whether or not any amount of the Loan subject thereto will be outstanding for less than one month) and in an amount comparable to the amount of the Loan in question to be outstanding during such Interest Period (or, if said Telerate Access Service Page shall cease to be publicly available, as reported by the Reuters Screen LIBO Page, and if said Reuters Screen Page shall cease to be publicly available, then as reported by any publicly available source of similar market data selected by Lender in Lender's sole discretion, exercised in good faith, that accurately reflects such London Interbank Offered Rate) divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements applicable to Lender current on the date two (2) Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of such system. For purposes of this Agreement, the amount of any Eurodollar Loan to be outstanding during each related Interest Period shall be the related portion of the principal balance of the Loan bearing interest at a rate of interest based upon LIBOR at 11:00 a.m., London, England time, on the date two (2) Working Days prior to the beginning of the related Interest Period, less (1) the amount, if any, which Borrower has elected to voluntarily prepay and which is to be applied in reduction of such portion of the principal balance of the Loan after such Working Day and prior to the expiration of the Interest Period immediately preceding such related Interest Period pursuant to a proper and timely irrevocable notice given in accordance with the provisions of Section 2.3.3 and (2) the amount of any Casualty/Condemnation Involuntary Prepayment during the Interest Period immediately preceding such related Interest Period, but which is not to be applied in reduction of the principal balance of the Loan until the date commencing such related Interest Period.
"Licenses" shall have the meaning set forth in Section 4.1(v).
"Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the related Individual Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.
"Loan" shall mean, collectively, the Initial Loan and the Second Loan. "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage and Assignment of Leases encumbering each Individual Property, the Environmental Indemnity, the Assignment of Management Agreement for each Individual Property as and when delivered, UCC financing statements and any other document executed by Borrower or its Affiliates in favor of Lender pertaining to the Properties as well as all other documents executed and/or delivered by Borrower or its Affiliates in favor of Lender in connection with the Loan including, without limitation, any and all guarantees issued in connection therewith.
"Management Agreement" shall mean, with respect to any Individual Property, the management agreement entered into by and between Borrower and the Manager, now or in the future, and approved by Lender, pursuant to which the Manager is to provide management and other services with respect to said Individual Property.
"Management Fee" shall mean the management fee payable pursuant to the Management Agreement with respect to any Individual Property.
"Manager" shall mean any manager of the Properties reasonably acceptable to Lender.
"Material Adverse Effect" shall mean a material adverse effect upon Borrower or Guarantor or any of the Properties, or the business, properties, other assets, operations or condition (financial or otherwise) of Borrower or Guarantor or both.
"Material Lease" shall have the meaning specified in Section 5.1(r). "Maturity Date" shall mean July 1, 1999 or, if extended pursuant to Section 10.22, January 1, 2000 or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at a stated maturity, by declaration of acceleration, or otherwise.
"Mortgage" shall mean, with respect to each Individual Property, that certain first priority Mortgage and Security Agreement, Deed of Trust and Security Agreement or Deed to Secure Debt and Security Agreement, dated the date hereof, whether fee, leasehold or fee and leasehold, executed and delivered by one or more of the entities constituting Borrower as security for the Loan made to Borrower and encumbering such Individual Property and, as to those encumbered by a Ground Lease, the leasehold estate therein, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and, additionally, as to Gilroy V, the second priority Deed of Trust and Security Agreement, dated the date hereof, which secures the Gilroy V Guarantee, executed and delivered by Gilroy V Borrower and encumbering Gilroy V, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. Any mortgage, deed of trust or deed to secure debt delivered pursuant to Section 2.7 hereof shall be included within this definition.
"Mortgages" shall mean, collectively, all of the Mortgages encumbering the Properties.
"Net Operating Income" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.
"Net Proceeds" shall have the meaning set forth in Section 7.1.3(b).
"Net Proceeds Deficiency" shall have the meaning set forth in Section 7.1.3(b)(vi).
"Note" shall mean, collectively, the First Note and the Second Note, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
"Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by the chief executive officer, chief operating officer, chief financial officer, treasurer or an executive vice president of Horizon Group, as general partner of Horizon/Glen, being the managing member of the general partner of Horizon Borrower which also is a general partner of Gilroy V Borrower.
"Operating Expenses" shall mean, for any period, expenses incurred by or on behalf of Borrower and required to be expensed under GAAP during such period (but after adjustments, if any, necessary to reverse GAAP straightline rental expense adjustments) for or in connection with the ownership, operation and maintenance of the Properties paid to Persons that are not Affiliates of Borrower and, to the extent provided in (h) below, paid to Affiliates of Borrower; provided that Operating Expenses shall not include (a) the cost of repairs, additions, alterations, improvements, leasing and brokerage commissions and other costs (including financing costs) to the extent same are required to be capitalized in accordance with GAAP, (b) any fees or expenses payable to the Manager, (c) depreciation, amortization and other non-cash charges, (d) principal and interest payments on the Loan, (e) any income or capital gains taxes payable upon the income or capital gains of Borrower or its partners, (f) extraordinary non-recurring expenses incurred in connection with the ownership, operation and maintenance of the Properties, (g) Borrower's overhead, entity and audit expenses and (h) costs, fees or expenses paid to persons that are Affiliates of Borrower other than those costs, fees and expenses which would be an Operating Expense if expended by Borrower to Persons that are not Affiliates of Borrower.
"Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.
"Outside  Closing  Date"  shall have  the  meaning  set  forth  in  Section
2.1.4(b).
"Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents; (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof; (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent; (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion; (e) equipment leases or purchase money financings permitted by Section 4.1(ee)(iv) hereof; (f) mechanics' and materialmen's Liens deleted from the exceptions to, or affirmatively insured against collection with respect to, the Individual Properties under the Title
Insurance Policies; (g) any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may hereafter be granted by Borrower and which do not materially and adversely affect (x) the marketability of title to the Individual Property, (y) the fair market value thereof, or (z) the use or operation thereof as of the Closing Date (or with respect to a Substitute Property or an Additional Property, as of the date of substitution or addition, as the case may be); (h) Taxes and mechanic and materialmen's Liens which are being contested and are expressly permitted to remain as Liens pursuant to the Loan Documents but only for the period so permitted; and (i) rights of existing and future tenants, as tenants only, pursuant to Leases which exist on the date hereof or which Borrower is permitted to enter into under the Loan Documents hereafter.
"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
"Personal Property" shall have the meaning set forth in the Mortgage with respect to each Individual Property.
 "Policies" and "Policy"  shall  have  the  meaning  specified  in  Section
7.1.1(b).
"Prepayment Date" shall have the meaning set forth in Section 2.3.3(a). "Prime Rate" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate". If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the "Prime Rate", the Lender shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.
"Prime Rate Loan" shall mean any portion of the outstanding principal of the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.
"Properties" shall mean, collectively, all of the Individual Properties which are subject to the terms of this Agreement.
"Property Required Repairs" shall  have  the  meaning  set forth in Section
7.2.1.
"Provided Information" shall have the meaning set forth in Section 9.1(a). "Rating Agency" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency which has been approved by Lender.
"Registration  Statement" shall have  the  meaning  set  forth  in  Section
9.2(b).
"Release Amount" shall mean for an Individual Property which may be released pursuant to Section 2.4 hereof 125% of the Allocated Loan Amount for such Individual Property immediately prior to such release except that such 125% shall be deemed to be 115% for each of Manufacturers Marketplace at Holland, Dry Ridge Outlet Center, Manufacturers Marketplace at Port Huron and Manufacturers Marketplace at Traverse City if such Individual Properties are the subject of a sale for which the release is needed. "Rentable Space Percentage" shall have the meaning set forth in Section 7.1.3(b)(i)(C).
"Rents" shall have the meaning set forth in the Mortgage with respect to each Individual Property.
"Restoration" shall have the meaning set forth in Section 7.1.1(g). "Scheduled Payment Date" shall mean the first day of each calendar month during the term of the Loan or, if such day is not a Working Day, the next succeeding Working Day.
"Second Loan" shall mean the amount to be funded pursuant to Section 2.1.4(c) hereof and evidenced by the Second Note.
"Second Note" shall mean that certain note made by Horizon Borrower to Lender in the original principal amount of $50,000,000 dated the date hereof as the same may be amended, restated, replaced, supplemented or otherwise modified form time to time.
"Secondary Market Transaction" shall mean any transaction in which the Lender (i) sells the Loan, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participates all or a portion of the Loan to one or more investors, (iii) deposits all or a portion of the Loan, the Mortgages, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sells the Loan or interest therein or portion thereof to investors directly or indirectly.
"Securities" shall have the meaning set forth in Section 9.1.
"Securities Act" shall have the meaning set forth in Section 9.2(a). "Securitization" shall have the meaning set forth in Section 9.1. "Servicer" shall have the meaning set forth in Section 9.6.
"Servicing Agreement" shall have the meaning set forth in Section 9.6. "Severed Loan Documents" shall have the meaning set forth in Section 8.2(c).
"State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.
"Subsequent Advance" shall have the meaning set forth in Section 2.1.4(c). "Subsequent Advance Closing Date" shall mean the date of the funding of any subsequent advance of a portion of the proceeds of the Loan pursuant to
Section 2.1.4.
"Subsequent Advance Request"  shall  have  the meaning set forth in Section
2.1.4(c).
"Substitute Property" shall have the meaning set forth in Section 2.7. "Substituted Property" shall have the meaning set forth in Section 2.7. "Survey" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.
"Tax and Insurance Escrow Fund" shall have the meaning set forth in Section
7.3.1.
"Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any of the Properties or part thereof. "Threshold Amount" shall have the meaning set forth in Section 5.1(s) "Title Insurance Policy" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy (or the closest equivalent issued in any respective State) in the form (acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.
"UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.
"Underwriter Group" shall have the meaning set forth in Section 9.2(b). "U.S. Obligations" shall mean direct non-callable obligations of the United States of America.
"Voluntary Prepayment" shall have the meaning set forth in Section 2.3.1. "Working Day" shall mean any day on which dealings in foreign currencies and exchange are carried on in London, England and in New York, New York.
Section 1.2     Principles of Construction.
All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
II.     GENERAL TERMS
Section 2.1     Loan Commitment; Disbursement to Borrower.
2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Initial Loan to Borrower on or after the Closing Date pursuant to Sections 2.1.4, 3.1 and 3.3 hereof, in the principal amount of Two Hundred Fifty One Million and No/100 Dollars ($251,000,000). Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Second Loan to Borrower on or after the Closing Date pursuant to Sections 2.1.4 and 3.2 hereof, in the principal amount of Fifty Million and No/100 Dollars ($50,000,000); the entire Second Loan will be advanced to Horizon Borrower. The Loan shall mature on the Maturity Date. The Initial Advance will be funded as follows: $204,700,000 to Horizon Borrower and $6,800,000 to Gilroy V Borrower; the balance of the Initial Loan in an amount up to $39,500,000 will be advanced to Horizon Borrower pursuant to Sections 2.1.4 and 3.3 hereof. Borrower hereby agrees to accept the Initial Advance of the
Initial Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.
2.1.2 Disbursement to Borrower. Borrower may request and receive only three borrowings hereunder in respect of the Initial Loan and up to five borrowings of the Second Loan pursuant to Sections 2.1.4 and 3.2 below; any subsequent advances of portions thereof and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower shall, on the Closing Date, receive the Initial Advance, subject to the direction given by Borrower as to the application of Loan proceeds to pay certain closing costs in accordance with the provisions of this Agreement. Borrower shall, on any Subsequent Advance Closing Date, receive the related Subsequent Advance, subject to the direction given by Borrower as to the application of Loan proceeds to pay certain closing costs and to fund the Tax and Insurance Escrow Fund and the Ground Escrow Fund (if applicable) in accordance with the provisions of this Agreement. Under no circumstances will any disbursement of the Loan be made if a notice is delivered to Lender under any applicable law which has the effect of limiting the Debt secured by the Mortgages with same priority as is shown in the Title Insurance Policies.
2.1.3 The Note. The Loan shall be evidenced by the Note of Borrower, in the original principal amount of the Loan. The Note shall bear interest as provided in Section 2.5 and shall be subject to repayment as provided in
Section 2.3. The Note shall be entitled to the benefits of this Agreement and shall be secured by the Mortgages, the Assignments of Leases and the other Loan Documents. The First Note shall evidence the Initial Loan. The Second Note shall evidence the Second Loan. Each of the Initial Loan and the Second Loan shall be pari passu in all respects.
2.1.4 Advances. (a) Lender shall make, and Borrower shall accept, the Initial Advance subject to and upon the conditions and terms contained herein including, without limitation, the conditions contained in Section
3.1. hereof.
(b) (i) In addition to the Initial Advance, Horizon Borrower may request and receive an advance of up to $38,500,000 in order to acquire Gilroy I and II, provided, however, that there shall be only one advance of this portion of the Initial Loan and if Horizon Borrower requests and is advanced less than $38,500,000, no further fundings of the Initial Loan shall be made and provided further, however, that Horizon Borrower shall have satisfied each of the conditions contained in Section 3.3 hereof. Lender shall not be obligated to make such advance after January 31, 1998. Borrower may submit to Lender, at any time after the Closing Date and not later than January 1, 1998, a written request (in the form attached hereto as Schedule III) for up to $38,500,000 in form and substance reasonably acceptable to Lender setting forth the fact that Borrower has or is about to acquire title to Gilroy I and II and shall set forth the proposed date of advancement which date shall be a Business Day and shall be no less than thirty (30) days subsequent to the date on which such request is received by Lender. If an advance with respect to such Individual Property is not made by January 31, 1998, Lender's obligation to fund same shall expire and the amount of the Loan and the Initial Loan shall be reduced accordingly. The obligation to make the advance of the Initial Loan set forth in this subsection (b)(i) shall be the obligation of the holder or holders of the First Note and not the obligation of the holder of the Second Note. No offset, defense, counterclaim or other set-off shall be available to Borrower against its obligations under the Second Note and the other Lien Documents by reason of the failure of the holder or holders of the First Note to make any such advance.
(ii) In addition to the Initial Advance, Horizon Borrower may also request and receive an advance of up to $1,000,000 (the amount of such funding to be in Lender's sole and absolute discretion) in order for Horizon Borrower and/or its Affiliates to acquire 100% of the fee and leasehold interests in Gilroy V, provided, however, that there shall be only one advance of this portion of the Initial Loan and if Horizon Borrower requests and is advanced less than $1,000,000, no further fundings under this subparagraph (ii) shall be made and provided further, however, that Horizon Borrower shall have satisfied each of the conditions contained in Section 3.3 hereof. Lender shall not be obligated to make such advance after January 31, 1998. Borrower may submit to Lender, at any time after the Closing Date and not later than January 1, 1998, a written request (in the form attached hereto as Schedule III) for up to $1,000,000 in form and substance reasonably acceptable to Lender setting forth the fact that Borrower has or is about to acquire title to Gilroy V and shall set forth the proposed date of advancement which date shall be a Business Day. If an advance with respect to such Individual Property is not made by January 31, 1998, Lender's obligation to fund same shall expire and the amount of the Loan and the Initial Loan shall be reduced accordingly.
The obligation to make the advance of the Initial Loan set forth in this subsection (b)(ii) shall be the obligation of the holder or holders of the First Note and not the obligation of the holder of the Second Note. No offset, defense, counterclaim or other set-off shall be available to Borrower against its obligations under the Second Note and the other Lien Documents by reason of the failure of the holder or holders of the First Note to make any such advance.
(iii) The portion of the Initial Advance to be made to Horizon Borrower includes an anticipated advance of $3,300,000 (which is the Allocated Loan Amount with respect to Lakeshore Marketplace at Holland, Michigan) with respect to such Individual Property. However, if title to same is not acceptable to Lender on the Closing Date, Lender reserves the right not to fund $3,300,000 of the Initial Advance until title is satisfactory to Lender in all respects and all other conditions precedent set forth herein with respect to the Loan are satisfied and provided any such advance is made, if at all, by July 31, 1997. If an advance with respect to such Individual Property is not made by July 31, 1997, Lender's obligation to fund such $3,300,000 shall expire and the amount of the Loan and the Initial Loan shall be reduced accordingly.
The obligation to make the advance of the Initial Loan set forth in this subsection (b)(iii) shall be the obligation of the holder or holders of the First Note and not the obligation of the holder of the Second Note. No offset, defense, counterclaim or other set-off shall be available to Borrower against its obligations under the Second Note and the other Lien Documents by reason of the failure of the holder or holders of the First Note to make any such advance.
(c)     In addition to the Initial Advance and the advances contemplated by
Section 2.1.4(b) above, Horizon Borrower may request and receive not more than five (5) subsequent advances of a portion of the proceeds of the Loan not previously advanced (each, a "Subsequent Advance"); provided, however, that (1) the amount of any Subsequent Advance shall be at least $10,000,000 and (2) Borrower shall have satisfied each of the conditions contained in
Section 3.2. Lender shall not be obligated to make a Subsequent Advance after June 30, 1999 (the "Outside Closing Date"). Horizon Borrower may submit to Lender, at any time after the Closing Date and not later than five (5) days prior to the Outside Closing Date, a written request for a Subsequent Advance in the form attached hereto as Schedule III (each such request being hereinafter referred to as a "Subsequent Advance Request"). Each Subsequent Advance Request shall, among other things, set forth the proposed Subsequent Advance Closing Date with respect to the Subsequent Advance requested, which Subsequent Advance Closing Date shall be a Business Day and shall be no less than five (5) days subsequent to the date on which the Subsequent Advance Request is received by Lender.
The obligation to make any Subsequent Advance shall be the obligation of the holder or holders of the Second Note and shall not be the obligation of the holder of the First Note. No offset, defense, counterclaim or other set-off shall be available to Borrower against its obligations under the First Note and the other Loan Documents by reason of the failure of the holder or holders of the Second Note to make any Subsequent Advance hereunder.
(d) Lehman Brothers Realty Corporation (or Lehman Brothers Holdings, Inc. if it is the assignee of the Loan) shall continue to be obligated to make the Loan advances even if the First or Second Note are transferred or a Securitization occurs to the extent Lender is required to fund hereunder and to the extent the holder of the First Note or the Second Note, as the case may be, does not fund same.
Section 2.2     Use of Proceeds.
Borrower shall use the proceeds of the Loan disbursed to it pursuant to this Agreement to (a) repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (c) fund the Tax and Insurance Escrow Fund (if applicable) and the Ground Lease Escrow Fund (if applicable), (d) pay costs and expenses incurred in connection with the Closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the
Properties, and (f) for any other purpose determined by Borrower (including, without limitation, distributions to the Borrower's partners, subject to the limitations contained herein).
Section 2.3     Loan Repayment and Prepayment.
2.3.1 Repayment. Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment. The Borrower on any Scheduled Payment Date shall have the right to prepay all or any portion of the Loan without penalty (the "Voluntary Prepayment") provided the conditions precedent contained in Section 2.3.3 herein are satisfied by Borrower. Any prepayments of the principal portion of the Loan made while no Event of Default shall exist shall be applied against all the notes constituting the Note prorata in accordance with their original face amounts to the extent possible; after the unpaid principal balance of any such note is paid in full, any prepayments of the principal portion of the Loan shall be applied prorata in accordance with the then outstanding principal balances thereof. Any payments made to Lender during the period of any Event of Default or any other amounts to be applied by Lender during such a period shall be applied by Lender in any order as it shall determine to any of the Borrower's obligations under any of the Loan Documents but any such application shall not reinstate the Loan and shall be deemed made without prejudice to the Lender exercising its rights and remedies under the Loan Documents.
2.3.2 Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Casualty and Condemnation (each a "Casualty/Condemnation Involuntary Prepayment"), in the manner and to the extent set forth in Section 7.1.3 hereof. Each Casualty/Condemnation Involuntary Prepayment shall be made on a Scheduled Payment Date and include all accrued and unpaid interest up to but not including such Scheduled Payment Date or, if not paid on a Scheduled Payment Date, include interest that would have accrued on such prepayment through the next regularly Scheduled Payment Date.
2.3.3 Voluntary Prepayment of the Loan. (a) Each Voluntary Prepayment of the Loan by the Borrower shall be subject to the satisfaction of the following conditions precedent:
        (i) Borrower shall provide not less than ten (10) Business Days prior written notice to Lender specifying a regularly Scheduled Payment Date (the "Prepayment Date") on which the Voluntary Prepayment is to occur. Such notice shall indicate the principal amount of the Note to be prepaid;
        (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Note to but not including the Prepayment Date. If for any reason the Prepayment Date is not a regularly Scheduled Payment Date, the Borrower shall also pay interest that would have accrued on such Voluntary Prepayment through the next regularly Scheduled Payment Date;
        (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, due under the Note, this Agreement, the Mortgages, and the other Loan Documents, including, without limitation, any Foreign Taxes and Breakage Costs;
        (iv) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and
        (v) Borrower shall pay all reasonable out-of-pocket costs and expenses of Lender incurred in connection with the Voluntary Prepayment, including any costs and expenses associated with a release of one or more Liens as provided in Section 2.4 hereof as well as reasonable attorneys' fees and expenses.
Section 2.4 Release of Properties. Except as set forth in this Section 2.4, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any of the Properties.
2.4.1 Release of All the Properties. (a) If the Borrower has elected to prepay the entire Note and all amounts required to be paid to Lender pursuant to the Loan Documents, all of the Properties shall be released from the Liens of their respective Mortgages and of all other Loan Documents upon such prepayment.
        (b) In connection with the release of the Liens, the Borrower shall submit to Lender, not less than ten (10) Business Days prior to the Prepayment Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and satisfactory to Lender in its reasonable discretion.
2.4.2 Release of Individual Properties. Borrower on one or more occasions may obtain (i) the individual release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon satisfaction of each of the following conditions:
        (a)     No Event of Default shall then exist.
        (b)     The requirements of Section 2.3.3 have been satisfied.
        (c) Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release including, without limitation, evidence satisfactory to Lender that such release will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released); affirmative coverage (reasonably satisfactory to Lender) to all Title Insurance Policies covering Individual Properties remaining after such release to such effect shall be satisfactory for this purpose.
        (d) After giving effect to such release, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages calculated with respect to the twelve (12) full calendar months immediately preceding the release of the Individual Property and projected with respect to the twelve (12) full calendar months immediately following the release of the Individual Property shall be equal to the greater of (i) 1.55 to 1 and (ii) the Debt Service Coverage Ratio required at such time pursuant to Section 5.2(a) hereof.
        (e) Payment of principal under the Loan equal to the aggregate Release Amounts for the Individual Properties to be released. If principal had previously been prepaid, the amount of Release Amount for the release being sought shall be equal to the sum of all Release Amounts for all Individual Properties previously released and for all Individual Properties for which a release is being sought less the principal amount theretofore prepaid. The Release Amounts are to be applied against principal and will be deemed a Voluntary Prepayment.
        (f) No more than one-third (1/3) of the Individual Properties can be released in total during the term of the Loan. For the purposes of this Section 2.4.3, all Individual Properties with the designation of Gilroy shall be treated as one Individual Property.
        (g) Notwithstanding the foregoing, no phases of the Outlet at Gilroy, Lighthouse Place at Michigan City, Silverthorne Factory Stores, Berkshire Outlet Center at Lee or Tulare Factory Stores Individual Properties may be released without Lender's consent (Individual Properties 1, 2, 3, 4, 5, 7 and 9 on Schedule I).
        (h) All phases of each Individual Property must be released jointly, if at all.
2.4.3. Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Liens of the Mortgages (and related Loan Documents) not theretofore released.
Section 2.5     Interest.
2.5.1 Generally. Interest on the Loan and the Note shall accrue at the Applicable Interest Rate and shall be calculated in accordance with Section
2.6.2. Interest on the Loan shall be paid in arrears in monthly installments on or before the first Working Day of each calendar month up to and including the first Working Day of the calendar month immediately preceding the Maturity Date; each of such payments to be calculated at the Applicable Interest Rate. The outstanding principal balance of the Loan together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. All amounts due under the Note shall be payable without setoff, counterclaim or any other deduction whatsoever.
2.5.2   Determination of Interest Rate.
(a) The rate or rates at which the outstanding principal amount of the Loan bears interest from time to time shall be referred to as the "Applicable Interest Rate". The Applicable Interest Rate applicable to the Loan shall be: (i) one hundred seventy-five basis points (1.75%) above LIBOR with respect to the applicable Interest Period for a Eurodollar Loan for any amount of the Initial Loan and (ii) two hundred twenty-five basis points (2.25%) above LIBOR with respect to the applicable Interest Period for a Eurodollar Loan for any amount of the Second Loan or (iii) the Prime Rate plus 75 basis points (.75%) with respect to the Initial Loan and plus 125 basis points (1.25%) with respect to the Second Loan, for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.5.2(c) or (f). The parties agree that the Applicable Interest Rate for the period from the Closing Date through July 31, 1997 with respect to all amounts funded on the Closing Date is 7.4375% percent per annum.
(b) Interest shall be charged and payable on the outstanding principal amount of the Loan at a rate per annum equal to the Applicable Interest Rate, but in no event to exceed the maximum rate permitted under applicable law. Subject to the terms and conditions of this Section 2.5.2, the Loan shall be a Eurodollar Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at LIBOR plus the applicable spread set forth in Section 2.5.2(a). Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.
(c) (i) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Prime Rate Loan. Until such notice has been withdrawn by Lender, no further Eurodollar Loans shall be made nor shall Borrower have the right to convert a Prime Rate Loan to a Eurodollar Loan.
        (ii) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that the scheduled Maturity Date will occur prior to the last day of the next scheduled Interest Period, then the related outstanding Eurodollar Loan, without notice to Borrower, shall be automatically converted to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto.
(d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the outstanding balance of the Loan shall be converted to a Eurodollar Loan as of the first Working Day of the next succeeding calendar month. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a Eurodollar Loan to a Prime Rate Loan.
(e) With respect to a Eurodollar Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as "Foreign Taxes"), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.
(f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a Eurodollar Loan as contemplated hereunder, (i) any outstanding Eurodollar Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Scheduled Payment Date or within such earlier period as required by law and (ii) all future advances of the Loan shall thereafter be Prime Rate Loans. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Eurodollar Loan hereunder. Lender's notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.
(g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:
(i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;
(ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or
(iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;
then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender (except to the extent such additional amount has already been taken into account by the application of clause (b) of the definition of LIBOR set forth in Section 1.1). If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.5.2(g), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.
(h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a Eurodollar Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Eurodollar Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the Eurodollar Loan on a day that (A) is not the Scheduled Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Scheduled Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from LIBOR plus the applicable spread to the Prime Rate plus the applicable spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at LIBOR plus the applicable spread on a date other than the Scheduled Payment Date immediately following the last day of an applicable Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Eurodollar Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "Breakage Costs"). This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.
(i)     Lender shall not be entitled to claim compensation pursuant to this
Section 2.5.2 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than the earlier of (i) ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.5.2, which statement shall be conclusive and binding upon all parties hereto absent manifest error or (ii) any earlier date provided that Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within ninety (90) days after Lender received written notice of such change in law or circumstance.
(j) Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Eurodollar Loan and to avoid or reduce any increased or additional costs payable by Borrower under this Section 2.5.2, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Eurodollar Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (i) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (ii) would not be disadvantageous in any other material respect to Lender as determined by Lender in its reasonable discretion.
2.5.3 Default Rate; Post-Maturity Interest. Upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay to Lender interest on the entire outstanding principal balance of the Note and any other amounts due at the Default Rate, provided, however, with respect to an Event of Default relating to the late payment of interest under the Note, interest on the Loan shall accrue at the Default Rate on a retroactive basis from and after the date that said late payment was due (that is, without regard to the grace period provided for such Event of
Default). Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which all Events of Default are cured or the date of Lender's actual receipt and collection of the Debt (or that portion thereof that is then due). Interest at the Default Rate shall be added to the Debt and shall be secured by the Mortgages. This subsection, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.
Section 2.6     Payments and Computations.
2.6.1 Making of Payments. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Working Day, such payment in the amount due on such non-Working Day shall be paid on the immediately succeeding Working Day.
2.6.2 Computations. Interest payable hereunder or under the Note by Borrower shall be computed on the basis of the actual number of days elapsed in a 360-day year, unless such calculation would result in a usurious rate, in which case interest shall be calculated on the per annum basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.
2.6.3 Late Payment Charge. If any principal is not paid by Borrower on the date on which it is due or if any interest or any other sums due under the Loan Documents is not paid by Borrower within two (2) Business Days after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents.
Section 2.7 Substitution and Addition of Properties. No substitution of Individual Properties and no addition of other properties as Individual Properties is available without the express written consent of Lender, which Lender may withhold for any or no reason and in its sole and absolute discretion. Subject to the immediately preceding sentence hereof, (a) Borrower may request Lender to release the Lien of a Mortgage (and the related Loan Documents) encumbering an Individual Property (a "Substituted Property") in exchange for Borrower substituting therefor another factory outlet or shopping center property acquired by the Horizon Borrower (individually, a "Substitute Property" and collectively, the "Substitute Properties") and (b) Borrower may request that other properties (each an "Additional Property") be included in the term Individual Property. Upon Lender's approval, which will include a revision of the Allocated Loan Amount for each Individual Property to remain an Individual Property, a designation of the Allocated Loan Amount for each Substitute and Additional Property and a re-establishment of the number and identity of Individual Properties that may be released pursuant to Sections 2.4.2(f) and (g) hereof (each in the sole discretion of Lender), then as a condition precedent to such transaction, Borrower shall execute and cause to be executed and delivered all documents and provide all reports, due diligence documentation, title insurance policies and surveys and other items required by Lender. Whether or not such a transaction occurs, Borrower shall pay all Lender's costs and expenses in connection therewith (including, without limitation, Lender's attorneys' fees and costs). No substitution or addition will be accomplished unless and until all Lender's requirements in connection therewith have been fulfilled. The term "Ground Lease" will be deemed amended to include any ground lease relating to the Substitute Property or Additional Property permitted to be included by Lender pursuant to the first sentence of this Section 2.7.
III.    CONDITIONS PRECEDENT
Section 3.1     Conditions Precedent to Closing.
The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date and, with respect to a Subsequent Advance, on the Subsequent Advance Closing Date and, with respect to any other advances of the Initial Loan, on the date of such advance:
(a) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date and, as to a Subsequent Advance, on and as of the Subsequent Advance Closing Date and, with respect to the final advance of the Initial Loan, on the date of funding same with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.
(b) Loan Agreement and Note. Lender shall have received the original of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower (and with respect to this Agreement joined in by the Guarantor).
(c)     Delivery of Loan Documents; Title Insurance; Reports; Leases.
        (i) Mortgages, Assignments of Leases, Assignments of Agreements. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgages, the Assignments of Leases and UCC financing statements relating to each of the Properties and evidence that counterparts of the Mortgages, Assignments of Leases and UCC financing statements have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon such Properties, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity.
        (ii) Title Insurance. Lender shall have received Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (A) provide coverage in amounts satisfactory to Lender, (B) insure Lender that the relevant Mortgage creates a valid lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as Lender may reasonably request, and (D) name Lender as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.
        (iii) Survey. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey should meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property referred to in clause (ii) above and shall include, among other things, a metes and bounds description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.
        (iv) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.
        (v) Environmental Reports. Lender shall have received a Phase I environmental report and, if applicable, a Phase II environmental report, in respect of each Individual Property, in each case satisfactory in form and substance to Lender in its sole discretion.
        (vi) Zoning; Building Codes. With respect to each Individual Property, Lender shall have received, at Lender's option, (A) (1) letters or other evidence with respect to each Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (2) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy, and (3) a zoning opinion letter, in substance reasonably satisfactory to Lender and (B) a final certificate of occupancy with respect to all Improvements on each Individual Property.
        (vii) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected Lien of the requisite priority as of the Closing Date with respect to each Mortgage in the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.
(d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.
(e) Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to
Borrower and its constituent entities (including, without limitation, Horizon/Glen and Horizon Group) and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.
(f) Opinions of Borrower's and Guarantor's Counsel. Lender shall have received opinions of Borrower's and Guarantor's counsel, which counsel shall be reasonably acceptable to Lender, (i) with respect to non-consolidation, true sale or true contribution, and fraudulent transfer issues, and (ii) with respect to due execution, authority, enforceability of the Loan Documents, usury and such other matters as Lender may require, all such opinions in form, scope and substance customary for rated transactions and satisfactory to Lender and Lender's counsel in their sole discretion.
(g) Budgets. Borrower shall have delivered the Annual Budget for the current Fiscal Year.
(h) Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to each of the Properties which are in arrears, including without limitation, (i) accrued but unpaid insurance premiums relating to each of the Properties, (ii) currently due Taxes (including any in arrears) relating to each of the Properties, and (iii) currently due Other Charges relating to each of the Properties, which amounts shall be funded with proceeds of the Loan.
(i) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.
(j) Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.
(k)     [INTENTIONALLY DELETED]
(l) Compliance with Law. Lender shall be satisfied that the Properties and their use comply, in all material respects, with all applicable Legal Requirements, including, without limitation, zoning, subdivision, building and environmental laws.
(m) Transaction Costs. Borrower shall have paid or reimbursed Lender for all costs and expenses incurred by Lender in connection with the origination of the Loan, including, without limitation, all fees and disbursements of Lender's counsel, all out-of-pocket costs and expenses incurred in connection with the performance of due diligence with respect to the Loan and all title insurance premiums and recording and filing fees.
(n) Origination and Underwriting Fee. Lender shall have received an origination fee for structuring and placement services with respect to the Loan in the amount of .625% of the aggregate Loan amount (which fee shall be paid, as to any advance hereunder, as and when each such advance is made) and $127,500 as an underwriting fee with respect to the Properties.
(o) Financial Information. Lender shall have received (i) consolidated financial statements with respect to Horizon Group audited by one of the "Big Six" accounting firms for the fiscal years ending in 1995 and 1996 and unaudited financial statements for the first quarter of 1997, (ii) unaudited consolidated financial statements with respect to the Properties for 1995, 1996 and the first quarter of the fiscal year ending in 1997 and
(iii) unaudited consolidated financial statements indicating income and expenses with respect to the Properties as of the Closing Date, all such financial statements shall include a break-down of income and expenses with respect to each Individual Property and be otherwise in form and substance satisfactory to Lender in its sole discretion. Lender shall have received detailed operating budgets (including capital expenditures for each Individual Property for the 1997 calendar year), in form and substance satisfactory to Lender.
(p) Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition or outlook of Borrower, Horizon Group or Horizon/Glen, or any Individual Property since the date of Horizon Group's most recent financial statement delivered to Lender. The income and expenses of each Individual Property, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Borrower, Horizon/Glen and Horizon Group shall not be the subject of any bankruptcy, reorganization, or insolvency proceeding, nor shall there be any pending action or other proceeding with any tenant at any Property which has not been dismissed with prejudice (except as set forth on Schedule IV attached hereto), which bankruptcy, reorganization, insolvency proceeding or other action or proceeding (including, however, for this purpose those shown on
Schedule IV hereof) shall involve a tenant or tenants the loss of whose rents, individually or in the aggregate, would have a material adverse effect on Borrower, Horizon/Glen and Horizon Group, as determined by Lender.
(q) Underlying Asset Documentation. Lender shall have received a copy of each deed conveying each Individual Property to Borrower, each of which shall be satisfactory in form and substance to Lender in its sole discretion.
(r) Estoppel Certificates. Borrower shall have delivered to Lender estoppel certificates from (i) any existing tenants constituting tenants under Material Leases at each Individual Property and (ii) existing tenants inclusive to those described in clause (i) that lease no less than seventy percent (70%) of the gross leaseable area at each Individual Property, all such estoppel certificates in the form attached hereto as Schedule VI and in substance satisfactory to Lender.
(s) Leases and Rent Roll. Lender shall have received certified copies of all material leases (including equipment leases) and subleases affecting the Properties. Lender shall have received a current certified rent roll of each Individual Property, satisfactory in form and substance to Lender.
(t) Subordination. Lender shall have received appropriate instruments acceptable to Lender in the form attached hereto as Schedule VII subordinating all Leases affecting the Properties designated by Lender to the Mortgage, except such Leases as Lender may specifically require to be superior to the Mortgage and such Leases that contain self-executing subordination provisions acceptable to Lender.
(u)     [INTENTIONALLY DELETED]
(v) Licenses and Permits. Lender shall have received copies of all regulatory approvals, authorizations, licenses and permits necessary for Borrower's use and operation of each Individual Property, each issued in the name of Borrower and satisfactory in form and substance to Lender.
(w) Utilities; Tax Lot. Lender shall have received evidence that all utility services and parking required for each Individual Property are available and adequate and that each Individual Property constitutes a separate tax lot, which evidence shall be satisfactory in form and substance to Lender.
(x) Physical Conditions Reports. Lender shall have received physical conditions reports with respect to each Individual Property prepared by an engineering firm approved by Lender, which reports shall be satisfactory in form and substance to Lender.
(y) Management Agreement. Lender shall have received a certified copy of any Management Agreement which exists with respect to each Individual Property satisfactory in form and substance to Lender, and Borrower and Manager shall have executed and delivered to Lender an Assignment of Management Agreement with respect to each such Management Agreement.
(z) Credit Reports. Lender shall have received such credit reports, references and other due diligence materials with respect to Borrower, Borrower's general partner, Guarantor and Manager as Lender shall request, such credit reports, references and other due diligence reports to be in form and substance satisfactory to Lender.
(aa) Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested.
Section 3.2     Conditions Precedent to Subsequent Advances.
The obligation of Lender to make any Subsequent Advance hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Subsequent Advance Closing Date with respect to such Subsequent Advance or such other date as set forth below:
(a) Subsequent Advance Request. Lender shall have received a Subsequent Advance Request in accordance with Section 2.1.4(b) accompanied by a completed borrowing request in the form of Schedule III hereof.
(b) Defaults. No Default or Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each Loan Document on Borrower's and Guarantor's part to be observed or performed. Lender shall have received a certificate from Borrower and Guarantor confirming the foregoing, and indicating the use of such Subsequent Advance, such delivered certificate to be in form and substance reasonably satisfactory to Lender.
(c)     Date.  The Subsequent Advance  is  requested  by  Borrower prior to
June 26, 1999.
(d)     Title.
        (1)     [INTENTIONALLY DELETED]
        (2) A Title Insurance Policy pending disbursement endorsement is provided to Lender increasing the amount of the coverage of the overall "tie-in" for the Title Insurance Policies by the amount of the Subsequent Advance and re-dating the policy the date of the Subsequent Advance and showing no matters other than those shown on the Closing Date, Permitted Encumbrances or others approved by Lender.
(e)     Financial Covenants.
        (1) The Borrower certifies to the Lender that the special financial covenants (the "Financial Covenants") detailed in Section 5.2 herein are true and correct (taking into account the Subsequent Advance as funded) and supplies Lender with the Debt Service Coverage Ratio and Minimum Coverage Formats shown on Schedule IX hereof so indicating.
        (2) The accuracy of the Financial Covenants is verified by an agreed-upon procedures letter prepared by a "Big-Six" accounting firm reasonably acceptable to the Lender in the form of Schedule VIII hereof.
        (f)     Debt Service Coverage Ratio.
        (1) The Debt Service Coverage Ratio shall be at least 1.55 to 1 on the Subsequent Advance Closing Date (taking into account the Subsequent Advances as funded) but not less than that required by Section 5.2(a) (taking into account the Subsequent Advance as funded) if greater.
        (g)     Origination Fee/Costs and Expenses
        (1)     The  origination fee required by Section  3.1(n)  shall  be paid.
        (2) All Lender's costs and expenses (including, without limitation, Lender's legal and other costs) shall be paid.
Section 3.3     Conditions Precedent to Future Funding of Initial Loan.
The obligation of Lender to make the second and third funding of the Initial Loan is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent not later than the date established in Borrower's notice of a request for funding of same:
(a) The fulfillment of the conditions precedent to Subsequent Advances set forth in Section 3.2(a), (b), (e) and (g) above except references to Subsequent Advances therein shall mean the future funding of the Initial Loan in question.
(b) A Title Insurance Policy with respect to Gilroy I and II (as to the fundings under Section 2.1.4(b)(i)) and Gilroy V (as to fundings under
Section 2.1.4(b)(ii)) and Holland, Michigan (as to fundings under Section 2.1.4(b)(iii)) shall be supplied to Lender indicating that Horizon Borrower (or, with respect to Gilroy V, Horizon Borrower and/or its Affiliate) has good, marketable and insurable fee title to Gilroy I and II or Gilroy V or Holland, Michigan, as the case may be, which Title Insurance Policy shall be subject to such matters as are acceptable to Lender in all respects utilizing the same criteria utilized in analyzing the Title Insurance Policies delivered with respect to the other Individual Properties.
(c) A Title Insurance Policy pending disbursement endorsement is provided to Lender increasing the amount of the overall tie-in coverage of the Title Insurance Policy previously delivered by the amount of the advance in question and redating each policy the date of funding of the advance and showing no matters other than those shown on the Closing Date, Permitted Encumbrances or matters otherwise approved by Lender.
(d) All other conditions to funding as set forth in Section 3.1 hereof are complied with as of the funding date, including, without limitation, with respect to Gilroy I and II, Gilroy V and Holland, Michigan, as the case may be, as an Individual Property.
Section 3.4     Conditions Precedent to Advances.
All conditions precedent to advances of proceeds of the Loan set forth in Sections 3.1, 3.2 and 3.3 are solely for the benefit of Lender and any of such conditions may be waived by Lender in its sole discretion
IV.     REPRESENTATIONS AND WARRANTIES
Section 4.1     Borrower Representations.
Borrower and Guarantor, jointly and severally represent and warrant as of the date hereof and as of the Closing Date and as of each Subsequent Advance Closing Date and as of the date of funding of the remaining portion of the Initial Loan which was not funded on the Closing Date that:
(a) Organization. Borrower and Guarantor have been duly organized and are validly existing and in good standing with requisite power and authority to own their properties and to transact the businesses in which they are now engaged. Borrower and Guarantor are duly qualified to do business and are in good standing in each jurisdiction where they are required to be so qualified in connection with their properties, businesses and operations. Borrower and Guarantor possess all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle them to own their properties and to transact the businesses in which they are now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties.
(b) Proceedings. Borrower and Guarantor have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Guarantor (as the case may be) and constitute legal, valid and binding obligations of Borrower and Guarantor (as the case may be) enforceable against Borrower and Guarantor (as the case may be) in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and Guarantor (as the case may be) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower or Guarantor is a party or by which any of Borrower's or Guarantor's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or Guarantor or any of Borrower's or Guarantor's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower and Guarantor (as the case may be) of this Agreement or any other Loan Documents has been obtained and is in full force and effect.
(d) Litigation. Except as otherwise set forth on Schedule IV hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to their knowledge, threatened against or affecting Borrower or Guarantor or any of the Properties which, if determined against Borrower or Guarantor or any of the Properties, might result in a Material Adverse Effect.
(e) Agreements. Borrower and Guarantor are not a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. Neither Borrower nor Guarantor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which they or any of their Properties are bound which is reasonably likely to have a Material Adverse Effect.
(f)     Title.  Borrower has good, marketable  and  insurable  fee title to and a leasehold estate in the real property comprising part of the Properties as shown in the Title Insurance Policies and good, marketable and insurable title to a leasehold estate in the balance of such Properties as shown in the Title Insurance Policies, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Mortgage intended to encumber any of the Properties, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances do not materially and adversely affect the value of or the use of any Individual Property or Borrower's ability to repay the Loan. There are no claims for payment for work, labor or materials affecting any Individual Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents except for liens which have been insured against by the Title Insurance Policies in a manner acceptable to Lender.
(g) No Bankruptcy Filing. Neither Borrower nor Guarantor nor any entity Affiliates of either is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Borrower and Guarantor have no knowledge of any Person contemplating the filing of any such petition against them or such entity Affiliates.
(h) Full and Accurate Disclosure. To Borrower's and Guarantor's knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or Guarantor which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower and Guarantor can foresee, might materially adversely affect, any of the Properties or the business, operations or condition (financial or otherwise) of Borrower or Guarantor.
(i) No Plan Assets. Neither Borrower nor Guarantor is an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower or Guarantor constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) neither Borrower nor Guarantor is a "governmental plan" within the meaning of Section 3(32) of ERISA and
(ii) transactions by or with Borrower and/or Guarantor are not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.
(j) Compliance. Except for matters set forth in any environmental or physical conditions reports procured by Lender in connection with the Loan (all such reports are shown on Schedule XVI hereof), Borrower and each of the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building, subdivision and zoning ordinances and codes except as set forth in Schedule XI hereof. To the Borrower's and Guarantor's knowledge, neither Borrower nor Guarantor is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Borrower. There has not been committed by Borrower or, to Borrower's or Guarantor's knowledge, any other person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against any of the Properties or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.
(k) Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by Borrower, Guarantor or their Affiliates to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Neither Borrower nor Guarantor has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and Guarantor and reasonably likely to have a materially adverse effect on the Properties or the operation thereof as a factory outlet/retail shopping center, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Guarantor from that set forth in said financial statements.
(l) Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.
(m) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
(n) Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full current use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in the Title Insurance Policies. All roads necessary for the use of each Individual Property for its current respective purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.
(o) Not a Foreign Person. Neither Borrower nor Guarantor is a "foreign person" within the meaning of o 1445(f)(3) of the Code.
(p) Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute separate tax lots and does not constitute a portion of any other tax lot not a part of such Individual Property.
(q) Assessments. Except as set forth in the Title Insurance Policies, there are no pending or, to Borrower's knowledge proposed, special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments.
(r) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
(s) No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.
(t) Insurance. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting insurance coverages, amounts and other requirements as set forth in this Agreement.
(u) Use of Properties. Each of the Properties is used exclusively for factory outlet/retail shopping center purposes and other appurtenant and related uses.
(v) Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each of the Properties (collectively, the "Licenses"), have been obtained and are in full force and effect. The Borrower shall keep and maintain all licenses necessary for the operation of each of the
Properties.   The  use  being  made  of  each  Individual  Property  is  in conformity in all material respects with the certificate of occupancy issued for such Individual Property.
(w) Flood Zone. Except as shown on the Surveys, none of the Improvements on any of the Properties are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.
(x) Physical Condition. Except as disclosed in any physical conditions reports shown on Schedule XVI hereof and delivered to Lender in connection with the Loan, each of the Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good working condition, order and repair in all material respects; there exists no structural or other material defects or damages in any of the Properties, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(y) Boundaries. Except for encroachments which are immaterial as to value and marketability as shown on the surveys delivered to Lender by Borrower, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual
Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.
(z) Leases. The Properties are not subject to any Leases other than the Leases described in the rent rolls delivered to Lender in connection with this Agreement. No person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, to Borrower's knowledge and except as disclosed in the certified rent rolls delivered to Lender as of the date hereof, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. Borrower is the sole owner of the entire lessor's interest in the Leases. None of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated other than pursuant to the Loan Documents. None of the Rents have been collected for more than one (1) month in advance of when due under the applicable Lease. The premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis other than those tenants under Leases for which premises are being constructed or renovated as a condition to occupancy and other than those matters described in the certified rent rolls delivered by Borrower to Lender as of the date hereof. To Borrower's knowledge, there exist no offsets or defenses to the payment of any portion of the Rents. No Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision. No Person has any possessory interest in, or right to occupy any portion of any of the Properties except under and pursuant to a Lease or pursuant to an easement or agreement reflected in the Title Insurance Policies. Each Lease which provides for annual rental payments constituting five (5%) percent or more of the Net Operating Income with respect to an Individual Property for the 1996 calendar year (taking into account the Leases of any Affiliates of the tenant under the Lease in question or any other Leases of that tenant) is subordinate to the applicable Mortgage either pursuant to its terms or a subordination agreement.
(aa) Survey. To Borrower's knowledge, the Survey for each of the Properties delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1(c)(iii) hereof, and does not fail to reflect any material survey matter affecting any of the Properties or the title thereto.
(bb) REIT Status. Horizon Group is a qualified real estate investment trust ("REIT") under all applicable laws, Horizon/Glen is a partnership under federal income tax laws and all other Affiliates of Horizon Group, to the extent required to maintain Horizon Group's REIT status, are qualified REIT subsidiaries under all applicable laws.
(cc) Filing and Recording Taxes. Borrower shall pay or cause to be paid all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower. Borrower shall pay or cause to be paid all mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages encumbering the Properties. Under current Legal Requirements, the Mortgages encumbering the Properties are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof).
(dd) Investment Company Act; Other Regulations. Neither Borrower nor Guarantor is an "investment company," within the meaning of, or that is required to register under, the Investment Company Act of 1940, as amended, nor is Borrower a company "controlled" by an "investment company" under such act as amended, except with respect to an investment company that (i) controls Borrower, (ii) is required to register under such act as amended and (iii) has so registered, which regulation is in good standing.
(ee) Single-Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:
        (i) Borrower does not own and will not own any asset or property other than (A) the Properties, (B) cash or cash equivalents (whether invested or not) and (C) incidental personal property necessary for the ownership or operation of the Properties.
        (ii) Borrower will not engage in any business other than the ownership, management and operation of the Properties and Borrower will conduct and operate its business substantially as presently conducted and operated.
        (iii) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent partner of Borrower or any Affiliate of any constituent partner, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than any such party.
        (iv) Borrower has not incurred and shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) the Debt; (B) unsecured trade payables not evidenced by a note customarily satisfied within sixty (60) days; (C) unsecured indebtedness not evidenced by a note payable or reimbursable to a tenant under a Lease on account of work performed or costs incurred by such tenant in connection with its occupancy of space at an Individual Property pursuant to the Lease, including costs for tenant improvement work; (D) unsecured indebtedness relating solely to the financing of capital improvements, tenant improvements or building equipment related to the Properties and costs associated with such indebtedness, and (i) which in the aggregate does not exceed an amount equal to five percent (5%) of the outstanding principal amount of the Loan at any time, (ii) the proceeds of which are not distributed to Borrower or any direct beneficial owner of an interest in Borrower, but are instead used to fund directly the costs of items described above, (iii) which is evidenced by a note, lease or other written agreement having terms (other than the interest rate and repayment terms) no less favorable to Borrower than the terms of the Loan, (iv) the terms of which shall require that the principal amount of such indebtedness be repaid from Net Operating Income prior to any distributions to any direct beneficial owner of an interest in Borrower (other than for income, franchise, or other taxes imposed on Borrower for the privilege of doing business in the jurisdictions in which the Property is located) and (v) is subject to a subordination and standstill agreement satisfactory in form and substance to Lender and (E) indebtedness relating to the leasing or financing of equipment at the Properties not in excess of $50,000 per Individual Property plus reasonable leasing costs of trolleys utilized at such Individual Property (and which may be secured by such equipment so financed or leased). Items C, D and E (as to item E, only as it relates to items in excess of $50,000 for each Individual Property, exclusive of trolleys) above as they exist on the date hereof are shown on Schedules XII, XIII and XIV hereof. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Properties. Notwithstanding the foregoing, Borrower, Horizon/Glen and Horizon Group may incur any indebtedness for borrowed money which is unsecured (or secured by property other than the Properties) provided, however, that the aggregate of such indebtedness and the indebtedness incurred under C, D and E above, does not exceed $15,000,000 more than the indebtedness for borrowed money which is outstanding on the date hereof (which $15,000,000 figure shall be reduced for the purposes of this paragraph by the dollar amount of all liens for mechanic and materialmen claims which now or hereafter exist with respect to the Properties whether or not insured over by the Title Insurance Policies); if this limit (such limit being referred to as the "Permitted Loans") is exceeded, the same shall be deemed an Event of Default hereunder. Refinancings of indebtedness which exists on the date hereof (or reborrowings of existing indebtedness that is paid down after the date hereof under an existing revolving loan arrangement) shall not be restricted provided such refinancing does not increase the amount of indebtedness being refinanced, security for such debt cannot relate in any way to the collateral given to Lender by Borrower in connection with the Loan and such refinancing has been negotiated on a bona fide arm's length basis ("Permitted Refinancings"). Horizon/Glen is the owner of an interest in partnerships or other entities which own property in Bellport, New York; the owners of such property shall not incur any borrowings secured thereby (except for the current construction loan with Wells Fargo Bank) which provide for the personal liability of all or any portion of the Group in excess of 25% of such borrowings and, in any event all indebtedness with respect to such property shall not exceed $29,000,000 in the aggregate (and the amount up to $29,000,000 will not be taken into account for the purposes of this paragraph) (such indebtedness up to $29,000,000 is hereinafter called the "Bellport Indebtedness").
        (v) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent partner), and shall not acquire obligations or securities of its Affiliates.
        (vi) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel employment and overhead expenses) from its assets as the same shall become due.
        (vii) Borrower has done or caused to be done and will do all things necessary to observe partnership formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent partner to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of Borrower or such constituent partner without the prior written consent of Lender.
        (viii) Borrower will maintain books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent partner and Borrower will file its own tax returns. Borrower shall maintain its books, records, resolutions and agreements as official records.
        (ix) Each of Gilroy V Borrower and Horizon Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent partner of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its
Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks.
        (x) Borrower is adequately capitalized and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.
        (xi) Neither Borrower nor any constituent partner will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower.
        (xii) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent partner or any other Person.
        (xiii) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent partner or any other Person.
        (xiv) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other Person.
        (xv) As to Horizon Borrower which is a limited partnership, the general partner is a limited liability company (which has as a member a corporation whose sole asset is its interest in such limited liability company and cash or cash equivalents) whose sole asset is its interest in Borrower, a note receivable in the amount of $20,000 payable by Third HGI, Inc., and cash or cash equivalents, and the general partner will at all times comply (to the extent reasonably applicable thereto), and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 4.1(ee) as if such representation, warranty or covenant was made directly by such general partner.
        (xvi)   Intentionally Deleted.
        (xvii)  Borrower shall at all times  cause there to be at least one
(1) duly appointed member of the board of directors (an "Independent Director") of Third HGI, Inc., which shall at all times be one of the two members of the general partner of Borrower, reasonably satisfactory to Lender who shall not have been at the time of each such individual's appointment, and may not have been at any time during the preceding five
(5) years (A) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its shareholders, subsidiaries or Affiliates, (B) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates, (C) a Person controlling or under common control with any such shareholder, partner supplier or customer, or
(D) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
        (xviii) Borrower shall cause the board of directors of Third HGI, Inc. not to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock of Third HGI, Inc. or under the operating agreement of the general partner of Borrower or under the limited partnership agreement of Borrower, requires a vote of the board of directors of Third HGI, Inc. unless at the time of such action there shall be at least one (1) member who is an Independent Director who votes in favor of such action as required by any of such organizational documents.
        (xix) Borrower shall conduct its business so that the assumptions made with respect to Borrower in that certain opinion letter dated the date hereof (the "Insolvency Opinion") delivered by Rudnick & Wolfe in connection with the Loan, as shown on Schedule XVII hereof, shall be true and correct in all material respects.
(ff) No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower and Guarantor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading. Borrower and Guarantor have disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.
(gg) Illegal Activity. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.
(hh) Ground Lease. Borrower hereby represents and warrants to Lender the following with respect to each Ground Lease:
        (i) Recording; Modification. A memorandum of the Ground Lease has been duly recorded, the Ground Lease permits the interest of the Borrower to be encumbered by a mortgage, the landlord under the Ground Lease, to the extent required thereby, has approved and consented to the encumbrance of the Individual Property by the applicable Mortgage and a complete and correct description of each Ground Lease, including all amendments, modifications or supplements thereto, is set forth on Schedule
V. The Ground Lease may not be canceled, terminated, surrendered or amended without the prior written consent of Lender.
        (ii) No Liens. Except for the Permitted Encumbrances, to Borrower's knowledge the Borrower's interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage other than the landlord's related fee interest.
        (iii) Ground Lease Assignable. The Borrower's interest in the Ground Lease is assignable to the Lender, and by Lender and its successors and assigns, upon notice to, but without the consent of, the Landlord (or, if any such consent is required, it has been obtained prior to the Closing
Date).
        (iv) Default. As of the Closing Date, the Ground Lease is in full force and effect and, to Borrower's knowledge, no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Lease.
        (v) Notice. The Ground Lease requires the Landlord thereunder to give notice of any default by the Borrower to the Lender. The Ground Lease, or an estoppel letter received by the Lender from the Landlord, further provides that notice of termination given under the Ground Lease is not effective against the Lender unless a copy of the notice has been delivered to the Lender in the manner described in the Ground Lease.
        (vi) Cure. The Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of the Borrower under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default before the Landlord thereunder may terminate the Ground Lease.
        (vii) Term. The Ground Lease has a term which extends not less than forty (40) years beyond the Maturity Date of the Loan (except for the Ground Lease on the Silverthorne additional parking area which extends to October 1, 2026).
        (viii) New Lease. The Ground Lease requires the Landlord to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
        (ix) Insurance Proceeds. Under the terms of the Ground Lease and the related Mortgage, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the applicable Individual Property, with the Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.
        (ii)(y) Except as shown on Schedule XIX hereto (the "Carveout Properties") Borrower or its entity Affiliates do not own, lease, have an option to purchase or lease and do not have any other interest in any real property which lies within a five (5) mile radius of any Individual Property and (z) there are no facilities, utilities or rights in, on or associated with the Carveout Properties which is either legally or functionally necessary or desirable for the use, operation and maintenance of the Properties unless covered by adequate recorded and insured easements benefiting the Individual Property.
        (jj) The square footage of the Improvements on the Individual Properties as shown on Schedule I hereto is true and correct and the gross leaseable area of all improvements owned or leased by Borrower and its entity Affiliates as of June 30, 1997 is 9,788,597 square feet.
        (kk) Within one year from the date hereof, Borrower shall fully implement the environmental action plan for the Lighthouse Place at Michigan City, Indiana Individual Property as shown on Schedule XVIII.
        (ll) The costs of all tenant improvements and leasing commissions incurred through June 30, 1997 with respect to Berkshire Outlet Center at Lee, Massachusetts and Lighthouse Place at Michigan City Phase VI is shown on Schedule XV hereto.
Section 4.2 Survival of Representations, Future Representations. Borrower and Guarantor agree that all of the representations and warranties of Borrower and Guarantor set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as the context thereof requires but at least as long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower and Guarantor shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
Any representations and warranties in Section 4.1 which relate to matters to be performed after the Closing Date shall be treated as covenants for the purpose of any grace or cure periods provided in Section 8.1 hereof.
V.      AFFIRMATIVE COVENANTS
Section 5.1     Borrower and Guarantor Covenants.
From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower and Guarantor hereby covenant and agree with Lender that:
(a) Existence; Compliance with Legal Requirements; Insurance. Borrower and Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to them and their Properties, including, without limitation, as to Horizon Group, to maintain Horizon Group's status as a qualified REIT under applicable law. Each Borrower and each Guarantor shall maintain its existing organizational structure (for example, as a limited partnership, a corporation, etc., as the case may be). Borrower shall at all times maintain, preserve and protect all of its property used or necessary in the conduct of its business and shall keep all of the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages encumbering such Properties. Borrower shall keep each of the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.
(b) Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against any of the Properties, and shall promptly pay for all utility services provided to the Properties. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured, (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust affecting any of the Properties, (iii) such proceeding shall not be prohibited under and shall be conducted in accordance with the provisions of any other material instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances,
(iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and
(v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith. In addition, if the Taxes or Other Charges are not paid in full when the Borrower commences such contest, then the following shall apply: (A) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property, and (B) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.
(c) Litigation. Borrower and Guarantor shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower and Guarantor which is reasonably likely to have a Material Adverse Effect (for the purpose of this notice requirement, any litigation or proceeding which involves a claim of, or may result in liability to Borrower and/or Guarantor in excess of, $500,000 shall be deemed to have a Material Adverse Effect).
(d) Access to Premises. Borrower shall permit agents, representatives and employees of Lender to inspect any of the Properties or any part thereof at reasonable hours upon reasonable advance notice, subject, however to the rights of tenants under Leases and provided that such inspections shall not unreasonably interfere with the operations or the tenants, occupants and guests of such Properties.
(e) Notice of Default. Borrower or Guarantor (as the case may be) shall promptly advise Lender of any material adverse change in Borrower's or Guarantor's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower or Guarantor has knowledge.
(f) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower and Guarantor shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
(g) Perform Loan Documents. Borrower or Guarantor (as the case may be) shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower or Guarantor (as the case may be).
(h) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any of the Properties, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any of the Properties or any part thereof) out of such Insurance Proceeds, all as more specifically provided in
Article VII below.
(i) Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower's sole cost and expense:
        (i) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;
        (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and
        (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.
(j) Borrower shall pay by the date required by Legal Requirements all state, county and municipal recording, intangible and other taxes imposed upon the execution and/or recordation of the Mortgages encumbering each of the Properties or upon either the execution or delivery of the Note. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any such Properties, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits or other appropriate documents or instruments increasing the amount of the Debt attributable to any such Individual Property (as set forth on Schedule I annexed hereto) to an amount determined by Lender to be equal to the lesser of (i) the greater of the fair market value of the applicable Individual Property (A) as of the date hereof and (B) as of the date such supplemental documents are to be delivered to Lender, and (ii) the amount of the Debt attributable to any such Individual Property (as set forth on Schedule I annexed hereto), and Borrower shall, on demand, pay any additional taxes.
(k)     Financial Reporting.
        (i) Borrower and Guarantor shall keep adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender, in electronic, paper or other form acceptable to Lender, the following:
                (A)     quarterly  income  statements  and sales per square
foot (to the extent provided by tenants) per tenant analysis for each Individual Property together with a property balance sheet (excluding cash, accounts receivables and accounts payable balances) for such quarter, prepared and certified by Borrower in the form required by Lender, detailing the Gross Income From Operations received, the Operating Expenses incurred and the Net Operating Income before and after debt service (principal and interest) and major capital improvements for that quarter and containing appropriate year to date information, and containing a comparison for such quarter with the Annual Budget delivered pursuant to clause (F), within forty-five (45) days after the end of each calendar quarter;
                (B)     certified updated rent rolls  signed  and  dated by
Borrower, detailing the names of all tenants of the Properties, the portion of Improvements on the Properties occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within forty-five (45) days after the end of each fiscal quarter;
                (C)     annual  income statement and sales per square  foot
(to the extent provided by tenants) per tenant analysis for each Individual Property detailing the Gross Income From Operations received, total Operating Expenses incurred, total Net Operating Income, total cost of all capital improvements, total debt service and total cash flow, and the security deposits held in connection with any Lease, and including a break-down of such Gross Income From Operations, Operating Expenses, Net Operating Income, costs, cash flow and security deposits with respect to each Individual Property, to be certified by Borrower, within ninety (90) days after each calendar year-end;
                (D)     quarterly consolidated unaudited  balance sheet and
income statement of Borrower and Horizon Group in the form reasonably required by Lender within forty-five (45) days after the end of each calendar quarter of Borrower;
                (E)     an  annual  consolidated  balance  sheet and income
statement of Horizon Group in the form reasonably required by Lender, audited by a "Big Six" accounting firm, within ninety (90) days after each calendar year-end;
                (F)     an  Annual  Budget presented  on  a  monthly  basis
consistent with the monthly and annual income statements described above for the Property, including cash flow projections for the upcoming year, and all proposed capital replacements and improvements at least fifteen
(15) days prior to the start of each calendar year  prior  to  the Maturity
Date;
                (G)     quarterly  certification by Borrower, in  the  form
reasonably required by Lender, of the Debt Service Coverage Ratio and Financial Covenants contained herein (which certificates shall include Debt Service Coverage Ratio and Minimum Coverage as required by Section 5.2, in the form of Schedule IX hereto), within forty-five (45) days after the end of each calendar quarter;
                (H)     quarterly  verification  by  a "Big Six" Accounting
firm, in the form required by the agreed upon procedures letter attached hereto as Schedule VIII, of the Debt Service Coverage Ratio and other Financial Covenants contained in Section 5.2 hereof within forty-five (45) days after the end of such calendar quarter;
        (I) Upon reasonable request from Lender, Borrower shall furnish to Lender an accounting of all security deposits held in connection with any Lease, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and
        (J) Borrower shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.
(l) Business and Operations. Borrower and Guarantor will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of each of the Properties. Borrower and its general partner will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of each of the Properties.
(m) Title to the Properties. Borrower will warrant and defend (i) the title to each of the Properties and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any of the Properties, other than as permitted hereunder, is claimed by another Person.
(n) Costs of Enforcement. In the event (i) that any Mortgage encumbering any of the Properties is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any of the Properties in which proceeding Lender is made a party, or (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Guarantor or their Affiliates or an assignment by Borrower, Guarantor or their Affiliates for the benefit of their creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.
(o) Estoppel Statement. (i) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (A) the amount of the original principal amount of the Loan, (B) the unpaid principal amount of the Loan,
(C) the Applicable Interest Rate, (D) the date installments of interest and/or principal were last paid, (E) any known offsets or defenses to the payment of the Debt, if any, and (F) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification. If requested by Borrower, Lender shall provide Borrower with a statement of the principal balance of the Note and the date through which interest has been paid.
        (ii) Borrower shall deliver to Lender upon request (not more than twice each calendar year, but not counting the delivery in connection with the closing of the Loan) tenant estoppel certificates from (i) any existing tenants constituting tenants under Material Leases at each Individual Property and (ii) existing tenants inclusive of those described in clause (i) that lease in the aggregate no less than seventy percent (70%) of the gross leaseable area at each Individual Property, all such tenant estoppel certificates in form and substance satisfactory to Lender.
(p)     Loan  Proceeds.   Borrower  shall  use  the  proceeds  of  the Loan
received  by  it  on  the  Closing  Date only for the purposes set forth in
Section 2.2.
(q) Ground Lease. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of the Ground Lease in accordance with the terms thereof and within all applicable grace or cure periods therein provided and will perform all of its obligations with respect thereto as set forth in the Mortgages.
(r) Leasing Matters. Except as otherwise consented to by Lender, all Leases hereafter entered into shall be written on the standard form of lease which shall have been approved by Lender in its reasonable discretion. Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, provided, however, that changes in such form may be made in the course of negotiation of non-Material Lease without obtaining Lender's consent. In addition, all renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arms-length transactions with bona fide, independent third party tenants. Lender reserves the right to notify Borrower of its desire to have the right to approve any renewals of Leases and all proposed leases, both as to form and content, for tenancies (when taken together with other leases by the same tenant or its Affiliates at the same Individual Property) which exceed 8,000 square feet or where the base annual rental thereunder shall exceed ten percent (10%) of the aggregate annual base rent then payable at the Individual Property involved (herein, a "Material Lease") in which event, no such lease or renewal shall be entered into without the consent of Lender, which consent shall not be unreasonably withheld provided, however, if Lender does not respond to a request for approval within five (5) Business Days from the date Lender receives the request with a full copy of the Lease, such Lease shall be deemed approved. All Leases shall provide that they are subordinate to the Mortgage with respect to the related Individual Property and that the tenant agrees to attorn to Lender. Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases so long as the tenant is not in default thereunder beyond any applicable notice and grace period; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed, short of termination thereof; Borrower may terminate, however, any non-Material Lease as the result of a default by lessee thereunder; (iv) shall not collect any of the Rents more than one (1) month in advance of when due under the applicable Lease; and (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents. In addition, with respect to any Material Lease, Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, (A) alter, modify or change the terms of the Leases (except, failure of Lender to respond to a request with respect thereto, within five Business Days after receipt of such request, will be deemed approved), or cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder, (B) alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (a "Lease Guaranty") or cancel or terminate such Lease Guaranty, or (C) consent to any assignment of or subletting under the Leases not in accordance with their terms.
(s) Alterations. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements on any Individual Property that may have a material adverse effect on Borrower's financial condition (except for tenant improvement work required under Leases), the value of such Individual Property or the Net Operating Income with respect to such
Individual Property. If the total unpaid amounts due and payable with respect to alterations to the Improvements on the Properties (other than such amounts to be paid or reimbursed by tenants under the Leases and other than with respect to ongoing improvements to Michigan City, Indiana and Lee, Massachusetts) shall at any time exceed five percent (5%) of the outstanding principal balance of the Loan (the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents, (i) cash, (ii) U.S. Obligations, (iii) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization or (iv) a completion bond or letter of credit issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Properties (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and may be reduced from time to time by the cost estimated by Lender to terminate any of the alterations and restore the related Individual Property to the extent necessary to prevent any material adverse effect on the value of such Individual Property. Security will be refunded to the extent it exceeds such excess, at the request of Borrower, provided no Event of Default exists hereunder.
(t) Submission of Budgets. (a) For the partial year period commencing on the Closing Date, and for each Fiscal Year thereafter, the Borrower shall submit to Lender the Annual Budget not later than forty-five (45) days prior to the commencement of such period or Fiscal Year. Such Annual Budget shall set forth in reasonable detail budgeted monthly operating income and monthly operating capital and monthly operating and other expenses for the Properties, including all planned capital expenditures in respect of the Properties for such period or Fiscal Year. Each such Annual Budget submitted shall hereinafter be referred to as an "Annual Budget".
        (b) In the event that the Borrower must incur an operating expense or capital expense not set forth in the Annual Budget which is in excess of $100,000 (each an "Extraordinary Expense"), then the Borrower shall promptly deliver to Lender a reasonably detailed explanation of such Extraordinary Expense.
Section 5.2 Borrower's Financial Covenants. Any inconsistency between the provisions of this Section 5.2 and those of Article IV, Section 5.1 and
Article VI shall be governed by the provisions of this Section 5.2. Borrower and Guarantor hereby covenant and agree as follows:
(a) Borrower and Guarantor shall cause the Debt Service Coverage Ratio for all Properties in the aggregate to at all times equal or exceed the following amounts corresponding to, and as of, the last date of each calendar quarter (for example, the Debt Service Coverage Ratio for the twelve month period ending September 30, 1997 shall be at least 1.35:1):@@


Calendar Quarter
Debt Service Coverage Ratio
requirement as of the last day
in corresponding calendar quarter
   3 Q 1997
1.35:1
   4 Q 1997
1.40:1
   1 Q 1998
1.50:1
   2 Q 1998
1.55:1
   3 Q 1998
1.60:1
   4 Q 1998 and thereafter
1.65:1
(b) Borrower and Guarantor shall cause Horizon Group, Horizon/Glen, Borrower and any Affiliate (other than a natural person) of any of them (collectively, the "Group") to utilize all net proceeds (that is, the debt amount or the preferred stock equity price less the reasonable and customary costs and expenses of issuance of same) derived from the issuance of any debt (other than Permitted Loans, Permitted Refinancings and Bellport Indebtedness as set forth in Section 4.1(ee)(iv) hereof) or the issuance of any preferred stock equity to reduce the Loan and all such net proceeds shall be paid to Lender upon the funding of same.
(c) Borrower and Guarantor shall cause the Minimum Coverage to exist at all times from and after the last day of the third calendar quarter of 1997. The term "Coverage" on any date (the "Calculation Date") shall mean the quotient resulting from the division of (A) Adjusted Cash Flow for the twelve calendar month period immediately preceding the Calculation Date (the "trailing twelve month period") by (B) the sum of the greater of (i) all payments on all mortgage and other indebtedness of the Group (including, without limitation, an allocable portion of indebtedness of any partnership, joint venture or other entity in which the Group has an interest, which allocable portion (for the purposes of this Section 5.2 only, the "allocable portion") shall be based on the percentage economic ownership interest of the Group in the entity involved or, if guaranteed by any member of the Group for a greater amount, such greater amount) due within the twelve month period immediately following such trailing twelve month period provided, however, if indebtedness matures during such twelve-month period, the sum of all installments due on such indebtedness prior to such maturity will be divided by the number of months to which such installments relate with such quotient being multiplied by 12, with such product being the aggregate of indebtedness payments deemed due as to such maturing indebtedness for the calculation in this subsection required, or (ii) ten percent (10%) of the unpaid principal balance of all such mortgage and other indebtedness of the Group existing on the Calculation Date; and the term "Minimum Coverage" shall mean a Coverage that equals or exceeds the following numbers corresponding to, and as of, the last date of each calendar quarter (for example, the Minimum Coverage for the twelve month period ending March 31, 1998 shall be at least 1.40):
@@

Calendar Quarter
Minimum Coverage required as of the
last day in corresponding Calendar Quarter


3 Q 97
1.35
4 Q 97
1.35
1 Q 98
1.40
2 Q 98
1.45
3 Q 98 and thereafter
1.50

@@"Adjusted Cash Flow" shall mean, with respect to the Group, earnings before interest, taxes, depreciation and amortization ("EBITDA"), all calculated in accordance with GAAP, (w) adjusted for all gains and/or losses on asset sales and debt restructuring, (x) less minimum Capital Expenditure assuming $1.00 per gross leaseable square foot per annum for all real estate properties owned by the Group (including, without limitation, the allocable portion of the square footage of any improvements owned by any partnership, joint venture or other entity in which the Group has an interest), (y) adjustments necessary to reverse GAAP straightline rental income and rental expense adjustments included in the calculation of the EBITDA and (z) less amortization costs related to interest rate protection contracts and rate buydowns.
(d) Borrower shall cause Horizon/Glen to declare its dividends and distributions no more than once in each calendar quarter, which dividends and distributions declared in any such calendar quarter, together with those declared in the three immediately preceding calendar quarters, shall not exceed the greater of (a) 100% of Adjusted Funds From Operations for the previous twelve month period or (b) the amount necessary to maintain Horizon Group's tax status as a real estate investment trust under the then current United States Internal Revenue Code, provided however, no dividend or distribution may be declared with respect to any quarter in excess of $.35 per partnership unit without the prior written approval of Lender. "Adjusted Funds From Operations" shall mean net income before minority interest (computed in accordance with GAAP excluding 1) gains or losses from debt restructuring or the sale of the real estate and certain other one-time charges 2) depreciation of real estate; and 3) amortization other than the amortization of deferred financing cost and adjustments for unconsolidated partnerships and joint ventures (FFO as defined by National Association of Real Estate Investment Trusts in March 1995), then further adjusted to a) eliminate the effect of straight-line rental income and expense and b) deduct normalized capital expenditures of $.90 associated with leasing, tenant improvements and non-revenue enhancing upkeep of properties.
(e) Horizon Group shall remain the sole general partner of Horizon/Glen and Horizon Group shall not engage in any other business activities other than acting as the general partner of Horizon/Glen. Horizon/Glen shall continue to maintain the same economic and voting interest in the Horizon Borrower as exists on the date hereof and the Horizon Borrower shall maintain the same or greater economic and voting interests in the Gilroy V Borrower as exists on the date hereof.
(f)     No  change  in  accounting  policies  of  the Group  from  that  in existence on December 31, 1996 shall be made without prior written notification to Lender in which case Lender may require a change to the method of calculations to be made with respect to subparagraphs (c) and (d) of this Section 5.2 to give such calculations substantially the same economic effect, which change or changes in method will be deemed effective upon notice from Lender to Borrower.
VI.     NEGATIVE COVENANTS
Section 6.1     Borrower's and Guarantor's Negative Covenants.
From  the  date  hereof  until  payment  and performance  in  full  of  all obligations of Borrower and Guarantor under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering each of the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower and Guarantor covenant and agree with Lender as to the following:
(a) Operation of Properties. Borrower shall not, without the prior consent of Lender (which consent shall not be unreasonably withheld), terminate any Management Agreement relating to any Individual Property or otherwise replace the Manager or enter into any other management agreements with respect to any of the Properties. Borrower shall not enter into any new management agreement nor otherwise replace the Manager unless the Manager enters into Lender's then standard form of assignment of management agreement and subordination of management fees prior to the effectiveness of such new agreement and/or replacement.
(b) Liens. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any of the Properties or permit any such action to be taken, except:
        (i)     Permitted Encumbrances;
        (ii)    Liens   created  by  or  permitted  pursuant  to  the  Loan
Documents;
        (iii)   Liens for Taxes, or Other Charges not yet due and payable.
(c) Dissolution. Borrower and Guarantor shall not dissolve, terminate, liquidate, merge with or consolidate into another Person.
(d) Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, and Borrower and Guarantor shall not make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of their present business.
(e) Debt Cancellation. Borrower and Guarantor shall not cancel or otherwise forgive or release any material claim or debt owed to Borrower and Guarantor by any Person, except for adequate consideration and in the ordinary course of their respective business.
(f) Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party, and, if the amount to be paid to its Affiliate pursuant to the transaction is greater than $50,000, then only the terms which are fully disclosed to Lender in advance.
(g) Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any of the Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender. If under applicable zoning provisions the use of all or any portion of any of the Properties is or shall become a nonconforming use, Borrower shall not cause or permit the nonconforming use to be discontinued or abandoned without the prior written consent of Lender.
(h) Assets. Borrower shall not purchase or own any properties other than the Properties, incidental personal property necessary for the ownership or operation of the Properties, and cash or cash equivalents (whether or not invested).
(i) No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and
(ii) with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.
(j) Principal Place of Business. Borrower and Guarantor shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.
(k) ERISA. (i) Borrower and Guarantor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
        (ii) Borrower and Guarantor further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower and Guarantor are not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower and Guarantor are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:
(1) Equity interests in Borrower and Guarantor are publicly offered securities, within the meaning of 29 C.F.R. o2510.3-101(b)(2);
(2)     Less than  twenty-five  percent  (25%) of each outstanding class of equity interests in Borrower and Guarantor are held by "benefit plan investors" within the meaning of 29 C.F.R. o2510.3-101(f)(2); or
(3) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. o2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.
(l) Liens. Borrower and Guarantor shall not permit to occur loss with respect to any Individual Property by reason of any Lien on an Individual Property whether or not insured over by the title company issuing the Title Insurance Policies.
VII.    CASUALTY; CONDEMNATION; ESCROWS
Section 7.1     Insurance; Casualty and Condemnation.
7.1.1   Insurance.
(a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and each of the Properties providing at least the following coverages:
(i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Five Percent (5%) of the Net Operating Income at the Closing Date; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain (y) flood hazard if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);
(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, including umbrella coverage, of not less than Three Million and No/100 Dollars ($3,000,000) or, if any of the Improvements contain elevators, Five Million and No/100 Dollars ($5,000,000); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;
(iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) providing coverage from the date of loss and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Individual Property for a period of twelve
(12) months from the date that the Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held, at Lender's option, by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that such proceeds shall be spread over the period for which paid and shall be applied as so spread against such obligations when due and, if any excess of such spread amount exists after such application and provided no Event of Default then exists, such excess will be remitted to Borrower; and provided further, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
(v) workers' compensation, subject to the statutory limits of the state in which the Individual Property is located, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Individual Property, or in connection with the Individual Property or its operation (if applicable);
(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;
(vii) umbrella liability insurance in an amount not less than Ten Million and No/100 Dollars ($10,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection
(ii) above;
(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Five Million and No/100 Dollars ($5,000,000); and
(ix) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards, including earthquake, which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.
(b) All insurance provided for in Section 7.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and having a claims paying ability rating of "AA" or better by at least two (2) of the Rating Agencies one of which shall be Standard & Poor's Ratings Group if Standard & Poor's Ratings Group is one of the Rating Agencies issuing a rating in connection with the Securitization Transaction. The Policies described in Section 7.1.1 shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.
(c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 7.1.1(a).
(d) All Policies of insurance provided for or contemplated by Section 7.1.1(a), except for the Policy referenced in Section 7.1.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.
(e) All Policies of insurance provided for in Section 7.1.1(a) shall contain clauses or endorsements to the effect that:
(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
(ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured; and
(iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and
(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgages and shall bear interest at the Default Rate.
(g) If the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (a "Restoration") and otherwise in accordance with Section 7.1.3. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance, provided, however, that the provisions of Section 7.1.3 shall apply. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower;
(h) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to such policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
7.1.2 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any of the Properties and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any award or payment therefor (an "Award") shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the award interest at the Applicable Interest Rate or the Default Rate, as then applicable to the Debt. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.1.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
7.1.3 Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:
(a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 7.1.3(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.
(b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.1.3. The term "Net Proceeds" for purposes of this Section 7.1.3 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section
7.1.1 (a)(i), (iv), (vi) and (vii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.
(i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:
(A)     no Event of Default shall have occurred and be continuing;
(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located in such land;
(C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be. The term "Rentable Space Percentage" shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to seventy-five percent (75%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to ninety percent (90%);
(D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;
(E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note and the Applicable Interest Rate, which will be incurred with respect to the Individual Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 7.1.1(a)(iii), if applicable, or (3) rentals or other funds of Borrower;
(F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases which are required in accordance with the provisions of this Section 7.1.3(b) to remain in effect subsequent to the occurrence of such fire or other casualty or taking, whichever the case may be, and the completion of the Restoration, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (4) the expiration of the insurance coverage referred to in Section 7.1.3(b);
(G) the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;
(H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws); and
(I) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Individual Property or the related Improvements.
(ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this
Section 7.1.3(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.
(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"), which acceptance shall not be unreasonably withheld. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant (which shall not be unreasonably withheld). All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.
(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 7.1.3(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.1.3(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.1.3(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.
(vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.1.3(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.
(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 7.1.3(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.
Section 7.2     Required Repairs.
7.2.1 Required Repairs; Deposits. Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule II hereto and as described in the physical inspection reports delivered to Lender in connection with the Loan which are shown on Schedule XVI hereof (such repairs hereinafter referred to as "Property Required Repairs"). Borrower shall complete each of the Property Required Repairs on or before June 30, 1998.
7.2.2 Failure to Perform Required Repairs. It shall be an Event of Default under this Agreement if (i) Borrower does not substantially complete the Property Required Repairs at each Individual Property by the required deadline for each repair as set forth on Schedule II, and (ii) Borrower does not provide certification, and other evidence to Lender's satisfaction, of lien free completion of same to Lender by such required deadline. The following shall constitute evidence satisfactory to Lender:
(i) a certification from a licensed contractor, engineer or architect that the Property Required Repairs have been substantially completed in a good and workmanlike manner in accordance with all Legal Requirements listing all contractors who have performed such repairs and indicating which repairs were performed by them, and (ii) evidence of payment for same by proper final lien waivers executed by all contractors listed on the foregoing certification with respect to the repairs performed by them.
Section 7.3     Tax and Insurance Escrow Fund.
7.3.1 Tax and Insurance Escrow Fund. Subject to the last sentence of this Section 7.3.1, Borrower shall pay to Lender on or before the first day of each calendar month (i) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least ten
(10) days prior to their respective due dates, and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies with respect to all of the Properties upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (i) and (ii) above hereinafter called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1 and Section 7.1 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof (subject to Borrower's right to contest Taxes herein described). If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section
5.1 and Section 7.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in clauses (i) and (ii) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. Notwithstanding the foregoing, Borrower shall not be required to make the foregoing deposits to the Tax and Insurance Escrow Fund to Lender unless an Event of Default exists hereunder and notice to make such payments is given by Lender to Borrower; however, nothing herein shall relieve Borrower from fulfilling its other obligations hereunder.
7.3.2 Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions of the Loan Documents and this Agreement on Borrower's part to be paid and performed, of all Borrower's right, title and interest in and to the Tax and Insurance Escrow Fund. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Tax and Insurance Escrow Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.
7.3.3 Application of Tax and Insurance Escrow Fund. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Tax and Insurance Escrow Fund to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums;
(iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; or (v) all other sums payable pursuant to this Agreement and the other Loan Documents.
Section 7.4     Capital Expenditures and Capital Expenditures Reserve.
7.4.1 Capital Expenditures Reserve Fund. On each date that a regularly scheduled payment of interest is due under the Note, Borrower shall deposit into an account established by Borrower a monthly deposit equal to 6.7 cents per square foot of Improvements (the "Capital Expenditures Reserve Monthly Deposit"). Amounts so deposited shall hereinafter be referred to as Borrower's "Capital Expenditures Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Capital Expenditures Reserve Account". The amount in the Capital Expenditures Reserve Account shall be held separately by Borrower and not be commingled with other monies. Lender may reassess its estimate of the amount necessary for the Capital Expenditures Reserve Fund from time to time and may increase the monthly amounts required to be deposited into the Capital Expenditures Reserve Fund by thirty (30) days notice to Borrower if it determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties. Any amount held in the Capital Expenditures Reserve Account and allocated for an Individual Property shall be retained by Borrower and credited toward the future Capital Expenditures Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.4 hereof.
7.4.2 Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions to be paid and performed, of all Borrower's right, title and interest in and to the Capital Expenditures Reserve Fund and the Capital Expenditures Reserve Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Capital Expenditures Reserve Fund or the Capital Expenditures Reserve Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may require Borrower to deliver the Capital Expenditure Reserve Fund to Lender and Borrower shall do so within five (5) Business Days of receipt of notice from Lender and Lender may apply any sums then present in the Capital Expenditures Reserve Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, the Capital Expenditures Reserve Fund shall constitute additional security for the Debt.
7.4.3 Disbursements from Capital Expenditures Reserve Account. (a) Borrower shall make disbursements from the Capital Expenditures Reserve Account only to reimburse Borrower for Capital Expenditures or to pay directly for same. Borrower shall not make disbursements from the Capital Expenditures Reserve Account to reimburse Borrower or to pay for the costs of routine maintenance to an Individual Property or for any other purpose other than for Capital Expenditures.
(b) In no event shall Borrower disburse funds from the Capital Expenditures Reserve Account if a Default or an Event of Default exists without the express consent of Lender.
7.4.4 Balance in the Capital Expenditures Reserve Account. The insufficiency of any balance in the Capital Expenditures Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.
Section 7.5     Ground Lease Escrow Fund.
Subject to the last sentence of this Section 7.5, Borrower shall pay to Lender, together with the scheduled payment of principal and interest under the Loan each month, an amount that is estimated by Lender to be due and payable by Borrower under the Ground Lease for all rent and any and all other charges which may be due by Borrower under the Ground Lease in order to accumulate with Lender sufficient funds to pay all sums payable under the Ground Lease at least ten (10) Business Days prior to the dates due (said amounts, hereinafter called the "Ground Lease Escrow Fund"). The Ground Lease Escrow Fund is for the purpose of paying all sums due under the Ground Lease. Upon Borrower's failure to pay any rent or other charges due under the Ground Lease, Lender may, in its discretion, apply any amounts held in the Ground Lease Escrow Fund to the payment of such rent or other charges; provided however, that the provisions of this Section 7.5 shall not be deemed to create any obligation on the part of Lender to pay any such rent or other charges from amounts on deposit in the Ground Lease Escrow Fund. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions to be paid and performed, of all Borrower's right, title and interest in and to the Ground Lease Escrow Fund. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Ground Lease Escrow Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Ground Lease Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, the Ground Lease Escrow Fund shall constitute additional security for the Debt. Notwithstanding the foregoing, the Borrower shall not be required to make monthly deposits to the Ground Lease Escrow Fund so long as on the Closing Date and for the remainder of the Term, the Borrower has deposited and maintains in the Ground Lease Escrow Fund sufficient amounts for the payment of six (6) months of rent and any and all other charges under the Ground Lease. Such initial deposit may be increased by Lender in the amount Lender deems is necessary in its reasonable discretion based on any increases in the rent due under the Ground Lease. Notwithstanding the foregoing, Borrower shall not be required to make the foregoing deposits to the Ground Lease Escrow Fund to Lender unless an Event of Default exists hereunder and notice to make such payments is given by Lender to Borrower; however, nothing herein shall relieve Borrower from fulfilling its other obligations hereunder.
Section 7.6     Intentionally Deleted.
VIII.   DEFAULTS
Section 8.1     Event of Default.
(a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):
        (i) if any portion of the Debt other than interest is not paid when due or if any portion of the interest due on the Debt is not paid within two (2) Business Days after the same is due;
        (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable (unless being contested strictly in accordance with the Loan Documents);
        (iii)   if the Policies are not kept in full force and effect;
        (iv) except as permitted herein or in the Mortgages, if Borrower transfers or encumbers (except for Permitted Encumbrances) any portion of the Properties without Lender's prior written consent;
        (v) if any representation or warranty made by Borrower, the Guarantor or any general partner of Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made provided, however, if the misrepresentation or breach of warranty was not intentional and does not have a Material Adverse Effect, Borrower shall have thirty days to cure same after it receives knowledge of same;
        (vi) if Borrower or Guarantor shall make an assignment for the benefit of creditors;
        (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or Guarantor or any general partner of Borrower or if Borrower or Guarantor or any general partner of Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Guarantor or any general partner of Borrower, or if any proceeding for the dissolution or liquidation of Borrower, Guarantor or any general partner of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Guarantor or any general partner of Borrower, upon the same not being discharged, stayed or dismissed within ninety (90) days;
        (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
        (ix) if Borrower or Guarantor breaches any of its respective negative covenants contained in Section 6.1 or any covenant contained in Sections 4.1 (ee) or (kk) hereof;
        (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower or Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;
        (xi) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;
        (xii) if Borrower shall sell, develop, lease, option to sell, develop or lease or otherwise transfer or convey any interest in the
Carveout Properties other than those at Norton Shores shown with an asterisk on Schedule XIX, without the express written consent of Lender;
        (xiii) if a default on the part of Borrower shall have occurred under the Ground Lease and continued beyond any applicable notice and grace period or if an Event of Default under a Mortgage encumbering a Ground Lease occurs with respect to the Ground Lease as contained therein;
        (xiv) if any of the following events occur: the merger or consolidation of Horizon Group Inc. with any other Person; any significant change of executive management of Horizon Group, Inc. without the prior written consent of Lender, including, without limitation, any change in the identity of, or vacancy in the position of, the chairman, chief financial officer or chief executive officer of Horizon Group Inc. (provided, however, if a Default hereunder occurs by reason of the death or incapacity or resignation of an individual, no Event of Default shall be deemed to occur by reason thereof for up to sixty (60) days from such event, but only if Lender is satisfied in its sole discretion with Horizon Group, Inc.'s attempt at replacement and provided further, however, the appointment of any person as the next chief financial officer of Horizon Group, Inc. after the date hereof is hereby approved); any change of more than 50% in the aggregate of the Board of Directors of Horizon Group Inc.; any new investment in the ownership of Horizon Group, Inc. which has the effect of placing thirty percent (30%) or more of the economic or voting control of Horizon Group, Inc. in the hands of any Person and its Affiliates; and a failure of any Financial Covenants contained herein;
        (xv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xiv) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty days (60);
        (xvi) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, Guarantor or any of the Properties.
        (xvii) if Borrower does not perform all of its obligations under that certain post closing letter of even date herewith between Borrower and Lender within the time periods provided therein.
(b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and/or Guarantor and in and to all or any of the Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses
(vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything
contained   herein   or   in  any  other  Loan  Document  to  the  contrary
notwithstanding.
Section 8.2     Remedies.
(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and/or Guarantor under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that, to the extent permitted by applicable law, if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full, and (iii) Borrower hereby waives any and all rights it may have by statute to assert that Lender is not entitled to any additional recovery from the Properties because Lender has not claimed a deficiency with the time prescribed by such statute or otherwise failed to meet the procedural requirement for claiming a deficiency judgment.
(b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time, to the extent permitted by applicable law, to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.
(c) Following an Event of Default, Lender shall have the right from time to time, to the extent permitted by applicable law, to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Secondary Market Transaction or as otherwise provided herein, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
Section 8.3     Remedies Cumulative.
The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
IX.     SPECIAL PROVISIONS
Section 9.1     Sale of Notes and Securitization.
Lender shall have the right to sell, assign or otherwise transfer the Loan or any portion thereof or interest therein held by Lender without the consent of Borrower or the satisfaction of any other requirement with respect to Borrower. Lender shall have the right to split the Loan obligations, all collateral for the Loan obligations and all the Loan Documents to make a single asset loan or a pool or pools of loans with appropriate collateral attributable thereto. At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower agrees to cooperate with all reasonable requests of Lender to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein or the first successful Securitization and any other device determined by Lender to be useful in placement of any portion of the Loan (such sale, splitting, and/or Securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgages, including, without limitation, to:
(a) (i) provide such financial and other information with respect to the Properties, the Borrower, the Guarantor and the Manager including, without limitation, estoppels from tenants under Leases, (ii) provide Annual Budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports), engineering or property condition reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Lender and the Rating Agencies;
(b) at Borrower's expense, cause counsel to render opinions as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in securitization transactions with respect to the Properties and Borrower and its Affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;
(c) make such representations and warranties and agree to perform such covenants as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; and
(d) execute such amendments to the Loan Documents and organizational documents, enter into a lockbox or similar arrangement with respect to the Rents and establish and fund such reserve funds (including, without limitation, a Tax and Insurance Escrow Fund (without regard to whether an Event of Default exists), a Capital Expenditure Reserve Fund to be held by Lender or its successor, a Ground Lease Escrow Fund (without regard to whether an Event of Default exists), a rollover escrow fund for replacement Tenants and a fund for deferred maintenance and capital improvements) as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that the Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan. Notwithstanding the foregoing, Lender may elect to change the Maturity to a later date in connection with the Securitization and Borrower shall execute such amendments to the Loan Documents as Lender shall determine are necessary to reflect such change.
All reasonable third party costs and expenses incurred by Lender in connection with the Securitization or other sale or transfer of the Loan shall be paid by Borrower.
Section 9.2     Securitization Indemnification.
(a) Borrower understands that certain of the Provided Information and the books and records delivered to Lender pursuant to Section 5.1(k) may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, the Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.
(b)     Borrower and Guarantor agree to provide in connection  with each of
(i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus, as applicable, an indemnification certificate (A) certifying that Borrower has carefully examined the provisions of such memorandum or prospectus, as applicable, pertaining to Borrower, Guarantor, the Properties and/or the Loan including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Properties," "The Manager," "The Borrower", "the Guarantors" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading,
(B) indemnifying  Lender  (and  for  purposes  of  this Section 9.2, Lender hereunder  shall  include  its  officers,  directors  and  employees),  the
Affiliate of Lehman Brothers, Inc. ("Lehman") that has filed the registration statement relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Lehman Group"), and Lehman, each of its directors and each person who controls Lehman within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities are a direct result of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or are a direct result of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading (provided that Borrower shall have had an opportunity to review and approve the relevant provisions of the memorandum or prospectus and provided further that Borrower shall have no obligation with respect to information unrelated to Borrower, Guarantor, the Properties and/or the Loan) and (C) agreeing to reimburse Lender, the Lehman Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Lehman in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties. Borrower shall not indemnify Lender from any Liabilities as a result of the inclusion of any erroneous or misleading information in the memorandum or prospectus, or the omission of material information from the memorandum or prospectus, pertaining to Borrower, the Properties or any aspect of the Loan, if Borrower or its counsel shall have previously indicated to Lender or its counsel the erroneous or misleading nature of such information or the omissions of material information, as the case may be. Borrower shall not indemnify Lender from any Liabilities incurred as a result of the inclusion of any erroneous or misleading information in the memorandum or prospectus, or the omissions of material information from the memorandum or prospectus, unrelated to Borrower, the Guarantor, the Properties or any aspect of the loan. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.
(c) In connection with filings under the Exchange Act, Borrower and Guarantor agrees to indemnify (i) Lender, the Lehman Group and the Underwriter Group for Liabilities to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information or in any of the records and/or reports required pursuant to the financial reporting requirements of Section 5.1(k) hereof (the "Required Records") a material fact required to be stated in the Provided Information or Required Records in order to make the statements in the Provided Information or Required Records, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Lehman Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lehman Group or the Underwriter Group in connection with defending or investigating the Liabilities.
(d) Lehman agrees to indemnify and hold harmless Borrower, each of its directors and each person who controls Borrower within the meaning of
Section 15 of the Securities Act (the "Borrower Group") against any and all losses, claims, damages or liabilities, joint or several, to which such group may become subject, under the Securities Act or otherwise, and will reimburse such group for any legal or other expenses reasonably incurred by such group in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Disclosure Document or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information that does not accurately reflect Provided Information.
(e)     Promptly after receipt by an  indemnified  party under this Section
9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.
(f) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b), (c) or (d) is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b), (c) or (d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who  was  not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lehman's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lehman and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.
(g) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.
Section 9.3     Rating Surveillance.
The Borrower will cooperate with Lender to retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of Lender.
Section 9.4     Intentionally Deleted.
Section 9.5     Michigan City..
        In conformity with the other provisions of this Article 9 and not in lieu or replacement thereof, the Lender shall have the right from time to time to request Borrower to segregate the Individual Property known as Michigan City, Indiana from the remainder of the Properties in any manner Lender requires including, without limitation, the requirement that a separate loan allocable to such Individual Property in the Allocated Loan Amount for such property may be established, the proceeds of which will be utilized to pay down the Loan. Such separate loan secured by the Michigan City Individual Property may or may not be cross-defaulted and cross-collaterized with the Loan and the other Properties and may or may not be the subject of a Securitization, provided, however, that the economic terms of the separate loan shall be in the aggregate the same as provided herein. Borrower and Guarantor agree to cooperate with all reasonable requests of Lender to satisfy its requirements with respect thereto including, without limitation, performance of all its obligations under Sections 9.1, 9.2 and 9.3 hereof.
The Lender reserves a similar right with respect to all or any portion of the Properties and in so doing to reallocate the Allocated Loan Amounts in a manner determined by Lender, and Borrower and Guarantor agree to cooperate with respect thereto in the same manner as set forth in the last sentence of the immediately preceding paragraph hereof.
Section 9.6     Servicer.
At the option of Lender, the Loan may be serviced by a servicer and one or more special services (collectively, the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to one or more servicing agreements (collectively, the "Servicing Agreement") between Lender and Servicer.
Section 9.7     Gilroy V.
Gilroy V Borrower has executed this document for all purposes as Borrower hereunder, provided, however, that all representations, warranties and covenants made by Gilroy V Borrower shall be treated as being made as they relate solely to Gilroy V and that portion of the Loan evidenced by the note Gilroy V Borrower has signed. Notwithstanding the foregoing, Gilroy V Borrower recognizes that the Loan is a fully cross-defaulted and cross-collateralized Loan as set forth in Section 10.16 hereof such that a misrepresentation or a breech of warranty or covenant made by Horizon Borrower or Guarantor with respect to the Properties and other matters contained herein including, without limitation, Gilroy V, will have the same effect on Gilroy V and its Individual Property with respect to the Defaults and Events of Default as if made by Gilroy V Borrower directly.
Section 9.8     Guarantor.
Guarantor is executing this Agreement for the purposes specifically set forth herein. Notwithstanding this fact, nothing herein contained shall be deemed to limit or restrict its liability under its guarantee of the Loan and its guarantee of all of Borrower's obligations under the Loan Documents.
X.      MISCELLANEOUS
Section 10.1    Survival.
This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 10.2    Lender's Discretion.
Whenever pursuant to this Agreement or any other Loan Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.
Section 10.3    Governing Law.
(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT
LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE REAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER
JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT LEXIS DOCUMENT SERVICES, INC., 198 WASHINGTON AVENUE, 4TH FLOOR, ALBANY, NEW YORK 12210 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 10.4    Modification, Waiver in Writing.
No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 10.5    Delay Not a Waiver.
Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6    Notices.
All notices or other written communications hereunder or under any other Loan Document shall be deemed to have been properly given, if in writing
(i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to Borrower:         c/o Horizon/Glen Outlet
Centers Limited Partnership
5000 Hakes Drive
Norton Shores, Michigan 49441
Attention:  Robert Doran
Facsimile No.  616-798-5100
With a copy to:         Rudnick & Wolfe
203 North LaSalle Street
Chicago, Illinois 60601
Attention:  Errol Halperin, Esq.
Facsimile No.  312-236-7516
If to Lender:                   Lehman Brothers Realty Corporation
Three World Financial Center
New York, New York 10281
Attention:  Allyson Bailey
Facsimile No. (212) 526-5484
With a copy to:         Hatfield Philips
285 Peachtree Center Avenue
Marquis Tower Two
Suite 2300
Atlanta, Georgia  30303
Attention:  Greg Winchester
Facsimile No. (404) 420-5610
or addressed as such party may from time to time designate by written notice to the other parties.
Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
Section 10.7    Trial by Jury.
BORROWER, GUARANTOR AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. ALL PARTIES HERETO ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER, BY BORROWER.
Section 10.8    Headings.
The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 10.9    Severability.
Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10   Waiver of Notice.
Borrower and Guarantor shall not be entitled to, and hereby expressly waive the right to receive, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.
Section 10.11   Remedies of Borrower.
In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower and Guarantor agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's and Guarantor's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 10.12   Expenses; Indemnity.
(a) Borrower covenants and agrees to pay, or if Borrower fails to pay to reimburse, Lender upon receipt of written notice from Lender for all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (Lender's outside legal expenses in connection with the foregoing shall equal $325,000 as to fees and $25,000 as to costs and disbursements with respect to all matters performed through the Closing Date and normal post Closing Date clean up items but such limitation shall not apply to other legal expenses, for example, in connection with a securitization, a Subsequent Advance, the second advance of the Initial Loan, enforcement actions, the matters contained in the post closing letter of even date herewith between Borrower and Lender or a substitution or addition of properties); (ii) Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) the filing and recording fees and expenses, title insurance premiums and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating, perfecting and insuring the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.
(b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender.
Section 10.13   Exhibits and Schedules Incorporated.
The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 10.14   No Joint Venture or Partnership;
No Third Party Beneficiaries.
(a) Borrower, Guarantor and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower, guarantor and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender or between Guarantor and Lender nor to grant Lender any interest in the Properties other than that of mortgagee or lender.
(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and the Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than the Lender and the Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.
Section 10.15   Publicity.
All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender.
Section 10.16   Cross-Default; Cross-Collateralization;
Waiver of Marshalling of Assets.
(a) The Borrower acknowledges that Lender has made the Loan to the Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. The Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note, except that the Gilroy V Mortgages shall only constitute security for the Gilroy V Note and the Gilroy V Guarantee.
(b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives (to the extent permitted by law) in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to the Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure the Borrower does hereby expressly consents to and authorizes, at the option of the Lender, the foreclosure and sale either separately or together of any combination of the Properties.
Section 10.17   Waiver of Counterclaim.
Borrower and Guarantor hereby waive the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against them by Lender or its agents. Any non-compulsory counterclaim may be brought by separate action, subject, however, to the provisions of
Section 10.11 hereof.
Section 10.18   Conflict; Construction of Documents; Reliance.
In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower and Guarantor acknowledge that, with respect to the Loan, and Borrower and Guarantor shall rely solely on their own judgment and advisors without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower or Guarantor, and Borrower and Guarantor hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Borrower or its Affiliates.
Section 10.19   Brokers and Financial Advisors.
Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 10.19 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 10.20   Prior Agreements.
This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Agreement and the other Loan Documents.
Section 10.21   Counterparts.
This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute one and the same instrument.
Section 10.22   Extensions.
The Maturity Date of the Loan may be extended, at the sole option and discretion of Lender, for six (6) months (the "Extension"), upon : (i) the request for Extension by Borrower made at least sixty (60), but not more than ninety (90) days prior to the Maturity Date; (ii) the approval of the Extension by Lender in its sole and absolute discretion; and (iii) the payment of an extension fee by Borrower to Lender in an amount equal to 0.50% of the then outstanding principal amount of the Loan.
Section 10.23   Guarantor Waivers.
To the extent permitted by applicable law, Guarantor and, to the extent any obligation of the Borrower under the Loan Documents or any other document executed and/or delivered in connection therewith shall be treated for any purposes as a guarantee of obligations of another (including, without limitation, the other Borrower), each party constituting Borrower hereby agrees as follows (for the purposes of the following provisions of this
Section 10.23, the "Guarantor" shall include the term "Borrower" to the extent Borrower is treated for any purpose as a guarantor as applicable):
(a) This Section 10.23 shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any rights pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code, and Chapter 34 of the Texas Business and Commerce Code.
(b) IT IS SPECIFICALLY INTENDED BY GUARANTOR AND LENDER THAT ALL INDEMNITY OBLIGATIONS AND LIABILITIES ASSUMED BY THE GUARANTOR HEREUNDER OR UNDER ANY GUARANTEE BE WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF (INCLUDING PREEXISTING CONDITIONS), STRICT LIABILITY, OR THE NEGLIGENCE OF ANY PARTY OR PARTIES (INCLUDING LENDER) WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, THE PARTIES SPECIFICALLY INTEND THAT LENDER IS TO BE INDEMNIFIED AGAINST LENDER'S OWN NEGLIGENCE.
(c)     IN ACCORDANCE WITH CALIFORNIA CIVIL CODE SECTION 2856:
(I) GUARANTOR WAIVES ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, INDEMNIFICATION, CONTRIBUTION AND ANY OTHER RIGHTS AND DEFENSES THAT ARE OR MAY BECOME AVAILABLE TO GUARANTOR OR OTHER SURETY BY REASON OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2855 INCLUSIVE, OR OTHERWISE.
(II) GUARANTOR WAIVES ALL RIGHTS AND DEFENSES THAT GUARANTOR MAY HAVE BECAUSE BORROWER'S DEBT IS SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS:
(Y) LENDER MAY COLLECT FROM GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER.
(Z)     IF LENDER FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE
BORROWER;
(A) THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THE COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE.
(B) LENDER MAY COLLECT FROM GUARANTOR EVEN IF THE LENDER, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT GUARANTOR MAY HAVE TO COLLECT FROM THE BORROWER.
THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES THE GUARANTOR MAY HAVE BECAUSE THE BORROWER'S DEBT IS SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTION 580a, 580b, 580d, OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.
(III) GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY LENDER, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A
NONJUDICIAL  FORECLOSURE  WITH  RESPECT   TO   SECURITY  FOR  A  GUARANTEED
OBLIGATION, HAS DESTROYED THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE BORROWER BY THE OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.
(d) Nothing contained in this Section 10.23 shall in any way be deemed to affect the provisions of Section 10.3 hereof.
Section 10.24 Assignment of Loan.
Borrrower and Guarantor recognize and acknowledge that Lehman Brothers Realty Corporation intends to promptly assign its interest in the Loan and all Loan Documents to Lehman Brothers Holdings, Inc., a Delaware corporation, d/b/a Lehman Capital, a Division of Lehman Brothers Holdings, Inc. and, upon such transfer, all rights, remedies and obligations of Lehman Brothers Realty Corporation hereunder shall become the sole rights, remedies and obligations of Lehman Brothers Holdings, Inc. Although consent to the foregoing is unnecessary, Borrower and Guarantor formally hereby consent thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
THIRD HORIZON GROUP LIMITED
PARTNERSHIP, a Delaware limited
partnership
By:  Third HGI, L.L.C., a Delaware limited
    liability company, its general partner
By:  Horizon/Glen Outlet Centers Limited
    Partnership, a Delaware limited
    partnership, its managing member
By: Horizon Group, Inc., a Michigan
    corporation, its general partner
By:/s/ Robert Doran_____
  Name:  Robert Doran
    Its:        Vice President
HGL OUTLET ASSOCIATES,
a Delaware limited partnership
By:  Third Horizon Group Limited Partnership, a
       Delaware limited partnership, its general
       partner
By:  Third HGI, L.L.C.,
    a  Delaware  limited
     liability  company,
     its general partner
 By:  Horizon/Glen Outlet Centers
         Limited Partnership,
      a Delaware limited partnership,
         its managing member
    By:  Horizon Group, Inc.,
      a Michigan corporation, its
         general partner
     By:/s/ Robert Doran__
       Name:  Robert Doran
       Its:        Vice President
LEHMAN BROTHERS REALTY
CORPORATION, a Delaware
      corporation

By:/s/ Raymond K. Mikulich_
Name: Raymond K. Mikulich
Title: President
THE UNDERSIGNED ARE JOINING IN THE EXECUTION OF THIS LOAN AGREEMENT FOR THE PURPOSES INDICATED HEREIN

HORIZON GROUP, INC.,
     a Michigan corporation

By:/s/ Robert Doran_
Name:  Robert Doran
Title: Vice President

HORIZON/GLEN OUTLET CENTERS
   LIMITED PARTNERSHIP,
      a Delaware
  limited partnership
By:  Horizon Group, Inc.,
        a Michigan
        corporation
        By:/s/ Robert Doran_
        Name:  Robert Doran
        Title: Vice President

SCHEDULE I

LIST OF PROPERTIES AND ALLOCATED
LOAN AMOUNTS AND SQUARE FOOTAGE
Property
Allocated Loan Amount
Square Footage
1.      Phases I &  II of Outlet at Gilroy, California (Santa Clara County)

$38,500,000

202,795
2. Phases III & IV of Outlet at Gilroy, California (Santa Clara County)

$21,100,000

304,824
3. Phase V of Outlet at Gilroy, California (Santa Clara County)

$ 6,800,000

  69,080
4. Tulare Factory Shops at Tulare, California (Tulare County)

$ 7,600,000

132,232
5. Silverthorne Factory Stores at Silverthorne, Colorado (Summit County)


$25,300,000


257.470
6. Calhoun Outlet Center at Calhoun, Georgia (Gordon County)

$15,300,000

254.270
7. Lighthouse Place at Michigan City, Indiana (La Porte County)

$39,600,000

490,915
8. Dry Ridge Outlet Center at Dry Ridge, Kentucky (Grant County)

$ 1,600,000

117,980
9. Berkshire Outlet Center at Lee, Massachusetts (Berkshire County)

$20,700,000

224,571
10. Lakeshore Marketplace at Norton Shore, Michigan (Muskegon County)


$ 9,000,000


356,803
11. Lakeshore Marketplace at Holland, Michigan (Ottawa County)

$ 3,300,000

185,769
12. Manufacturers Marketplace at Monroe, Michigan (Monroe County)


$ 8,600,000


257,559
13. Manufacturers Marketplace at Port Huron, Michigan (St. Clair County)

$ 3,200,000

161,210
14.  Manufacturers  Marketplace  at Traverse City, Michigan (Grand Traverse
County)


$ 2,600,000


147,455
15. Medford Village at Medford, Minnesota (Steele County)

$ 8,500,000

188,060
16. Warrenton Outlet Center at Warrenton, Missouri (Warren County)


$10,800,000


200,365
17. Horizon Outlet Center at Laughlin, Nevada (Clark County)

$14,100,000

258,312
18. Georgian Place at Somerset, Pennsylvania (Somerset County)

$ 4,100,000

199,962
19. Sealy Outlet Center at Sealy, Texas (Austin County)

$ 9,900,000

191,865

SCHEDULE II

REQUIRED REPAIRS
See attached

SCHEDULE III
NOTICE OF BORROWING
[BORROWER]
_______________________, 19___
____________________________
____________________________
____________________________
____________________________

Attention: ___________________
Ladies and Gentlemen:
We refer to that certain Loan Agreement dated as of ___________________ between us and you (the "Loan Agreement"). This certificate is delivered to you pursuant to [Section 2.1.4(b)] [Section 2.1.4(c)] of the Loan Agreement as one of the inducements for an advance in the amount of $____________, which will bring the total unpaid balance of the [First Note] [Second Note] to $____________. All capitalized terms used herein shall have the same meanings herein as they have in the Loan Agreement.
In order to induce you to make this advance, we hereby represent and certify as follows:
1. No Default or Event of Default has occurred and is continuing under the Loan Agreement, Note, Mortgages or any other Loan Documents or would result from the proposed advance or would result from the application of the proceeds therefrom.
2. Each of the representations and warranties set forth in the Loan Agreement, the Note, the Mortgages and all other Loan Documents are true and correct as of the date hereof (other than such representations and warranties that by their terms refer to a date other than the date of this advance).
3. All provisions of the Loan Agreement, the Note, the Mortgages and all other Loan Documents will be satisfied after giving effect to the advance hereby requested, including, without limitation, compliance with the Financial Covenants.
The undersigned hereby notifies you (a) that the date of the advance shall be ________________; and (b) the proceeds of the Advance shall be utilized for _______________.
[BORROWER]


By:  ____________________________
       Name:
       Title:

SCHEDULE IV
LITIGATION

NONE

SCHEDULE V

GROUND LEASES

See Attached


SCHEDULE VI

FORM OF ESTOPPEL CERTIFICATE

See Attached


SCHEDULE VII

FORM OF SUBORDINATION, NONDISTURBANCE
AND ATTORNMENT AGREEMENT

See Attached

SCHEDULE VIII

AGREED UPON PROCEDURES LETTER

See Attached


SCHEDULE IX

DEBT SERVICE COVERAGE RATIO FORMAT AND
MINIMUM COVERAGE FORMAT AND DISTRIBUTION
FORMAT FOR COVENANT COMPLIANCE CERTIFICATES

Debt Service Coverage Ratio (Section 5.2(a))
Line





1.
Gross Income from Operations
1.________________
2.
Operating Expenses
2.________________
3.
Net Operating Income (1-2)
3.________________
4.
Management Fee (1 x .04)
4.________________
5.
Capital Expenditures, TIs and Leasing Commissions


A.      Square footage of the
        Improvements ___ X $0.80 = ____


B.      Actual capital expenditures
        less exceptions


        Greater of A and B
5._________________
6.
A.      Cost of interest rate cap or other
        hedging product purchased with
        regard to this financing.
A. ________________

B.      Term of the Cap/Hedge (years)
B. ________________

                A/B
6. ________________
7.
Ground rent not included with NOI
7. ________________
8.
Numerator [3-(4+5+6+7)]=
8. ________________
9.
Outstanding balance under the Note
9. ________________
10.
Greater of Applicable Interest Rate or 10%
10. _______________
11.
Debt Service (Denominator) [9 x 10]
11. _______________
12.
Debt Service Coverage Ratio [8/11]
12. _______________

13.
Must be greater than or equal to the following through the last day of calendar quarter:
Calendar Quarter                                        DSCR
        3Q97                                            1.35:1
        4Q97                                            1.40:1
        1Q98                                            1.50:1
        2Q98                                            1.55:1
        3Q98                                            1.60:1
        4Q98 and thereafter                             1.65:1





                    Minimum Coverage (Section 5.2(c))
Line


1.
EBITDA computed in accordance with GAAP
1. _____________
2.
All gains and/or losses on asset sales +
                debt restructuring

2. _____________
3.
Total Portfolio square footage x $1.00
3. _____________
4.
Reversal of Straight-line Adjustments
4. _____________
5.
Amortization related to interest rate protection contracts and rate buydowns

5. _____________
6.
Adjusted Cash Flow [1-(2+3+4+5)]
6. _____________
7.
Denominator


A. All actual payments on all mortgages and other indebtedness = A_________


B.    Unpaid   principal   balance  on  all          mortgages  and   other
indebtedness
     _____ x 10% = B ____________


     Greater of A and B
7. ______________
8.
Minimum Coverage [6/7]
8. ______________

8 must be greater than or equal to the following through the last day of calendar quarter:


Calendar Quarter                                Minimum Coverage

        3Q97                                            1.35
        4Q97                                            1.35
        1Q98                                            1.40
        2Q98                                            1.45
        3Q98 and thereafter                             1.50

Distributions (Section 5.2(d))



1.
Adjusted Funds From Operations
1. _____________
2.
Distributions


A.      Number of partnership units
        outstanding at record date
A _____________

B.      Distribution declared per
        partnership unit
B. _____________

                [A x B]
2. _____________




2 must be less than or equal to 1, unless the amount necessary to maintain Horizon Group's tax status as a REIT is equal to the amount of the distribution.






SCHEDULE X

TENANT IMPROVEMENTS AND LEASING COMMISSIONS
AT NORTON SHORES






1.      50,000 S.F. (former Witmark space) @ $10
500,000

2.      remaining unleased space





        Unit    S.F.


        #0250   4,000


        #0275   3,584


        #0600   3,800


        #0650   2,885


        #0950   6,250


        #1050   6,015


        #1150   15,214


        Total   41,748 @ $10
417,480

3.      Old Navy 15,000 S.F. @ $25
375,000




GRAND TOTAL
$1,292,480



SCHEDULE XI
COMPLIANCE ISSUES


See Attached
SCHEDULE XII
UNSECURED INDEBTEDNESS TO TENANTS
See Attached

SCHEDULE XIII
UNSECURED CAPITAL INDEBTEDNESS

NONE
SCHEDULE XIV
LEASING OR EQUIPMENT FINANCING AGREEMENTS
1.      Display sign for Laughlin, Nevada property.
[NONE OTHERS]

SCHEDULE XV
MICHIGAN CITY AND LEE TENANT
IMPROVEMENT AND LEASING
COMMISSION DESCRIPTION

See Attached
SCHEDULE XVI
PHYSICAL CONDITIONS AND ENVIRONMENTAL REPORTS
See Attached


SCHEDULE XVII
INSOLVENCY OPINION
See Attached


SCHEDULE XVIII
MICHIGAN CITY ACTION PLAN
See Attached

SCHEDULE XIX
CARVEOUT PROPERTIES
See Attached


1




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SCH I-2

SCH I-1

SCH II-1

SCH III-2



SCH III-1

Schedule IX-1

SCH IV-1

Schedule IX-1

SCH V-1

Schedule IX-1

SCH VI-1

Schedule IX-1

SCH VII-1

Schedule IX-2



SCH VIII-1

SCH IX-1

SCH X-1



SCH XI-1



SCH XII-1



SCH XIII-1



SCH XIV-1



SCH XV-1



SCH XVI-1



SCH XVII-1

SCH XVIII-1

SCH XIX-1